                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              EXABYTE CORPORATION,

                            BRONCO ACQUISITION, INC.,

                               ECRIX CORPORATION,

                                CERTAIN LENDERS,

                                       AND

                                CERTAIN INVESTORS

                           DATED AS OF AUGUST 22, 2001


-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                      PAGE

ARTICLE I THE MERGER......................................................................1

    1.1 The Merger........................................................................1

    1.2 The Closing.......................................................................1

    1.3 Effective Date and Time...........................................................2

    1.4 Certificate of Incorporation of the Surviving Corporation.........................2

    1.5 Bylaws of the Surviving Corporation...............................................2

    1.6 Effects of Merger.................................................................2

    1.7 Directors and Officers............................................................3

    1.8 Conversion of Shares..............................................................4

    1.9 Tax-Free Reorganization...........................................................9

ARTICLE II PURCHASE OF CONVERTIBLE SECURED PROMISSORY NOTES...............................9

    2.1 The Loan..........................................................................9

    2.2 Delivery..........................................................................9

ARTICLE III PURCHASE OF SERIES H CONVERTIBLE PREFERRED STOCK.............................10

    3.1 Authorization; Agreement To Sell And Purchase....................................10

    3.2 Closing, Delivery and Payment....................................................10

    3.3 Rights and Preferences of Series H Shares........................................11

    3.4 Registration Agreement...........................................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................11

    4.1 Organization.....................................................................11

    4.2 Enforceability...................................................................12


                                       i

    4.3 Capitalization...................................................................12

    4.4 Subsidiaries and Affiliates......................................................14

    4.5 No Approvals; No Conflicts.......................................................14

    4.6 Financial Statements.............................................................15

    4.7 Absence of Certain Changes or Events.............................................15

    4.8 Taxes............................................................................17

    4.9 Property.........................................................................20

    4.10 Contracts.......................................................................22

    4.11 Customers and Suppliers.........................................................23

    4.12 Warranties and Returns..........................................................24

    4.13 Claims and Legal Proceedings....................................................24

    4.14 Labor and Employment Matters....................................................24

    4.15 Employee Benefit Plans..........................................................25

    4.16 Personnel.......................................................................29

    4.17 Intellectual Property...........................................................29

    4.18 Accounts Receivable.............................................................33

    4.19 Inventory.......................................................................33

    4.20 Corporate Books and Records.....................................................33

    4.21 Licenses, Permits, Authorizations, etc..........................................33

    4.22 Compliance With Laws............................................................34

    4.23 Insurance.......................................................................34

    4.24 Brokers or Finders..............................................................34

    4.25 Bank Accounts...................................................................35

    4.26 Insider Interests...............................................................35

    4.27 Compliance WITH ENVIRONMENTAL Laws..............................................35


                                       ii

    4.28 Information Supplied by the Company.............................................36

    4.29 Full Disclosure.................................................................37

    4.30 Absence of Undisclosed Liabilities..............................................37

    4.31 Government Contracts............................................................37

ARTICLE V REPRESENTATIONS AND WARRANTIES OF INVESTORS
        AND LENDERS REGARDING SECURITIES MATTERS.........................................38

    5.1 Requisite Power and Authority....................................................38

    5.2 Investment Representations.......................................................38

    5.3 Investor Bears Economic Risk.....................................................38

    5.4 Acquisition for Own Account......................................................38

    5.5 Investor and Lender Can Protect Its Interest.....................................39

    5.6 Accredited Investor..............................................................39

    5.7 Parent Information...............................................................39

    5.8 Rule 144.........................................................................39

    5.9 Information Furnished by Investors and Lenders...................................39

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......................40

    6.1 Organization.....................................................................40

    6.2 Enforceability...................................................................41

    6.3 Capitalization...................................................................42

    6.4 Subsidiaries and Affiliates......................................................43

    6.5 No Approvals; No Conflicts.......................................................43

    6.6 Financial Statements.............................................................44

    6.7 Absence of Certain Changes or Events.............................................44

    6.8 Taxes............................................................................46

    6.9 Property.........................................................................49

                                      iii

    6.10 Contracts.......................................................................51

    6.11 Customers and Suppliers.........................................................52

    6.12 Warranties and Returns..........................................................53

    6.13 Claims and Legal Proceedings....................................................53

    6.14 Labor and Employment Matters....................................................53

    6.15 Employee Benefit Plans..........................................................54

    6.16 Personnel.......................................................................58

    6.17 Intellectual Property...........................................................58

    6.18 Accounts Receivable.............................................................61

    6.19 Inventory.......................................................................61

    6.20 Corporate Books and Records.....................................................62

    6.21 Licenses, Permits, Authorizations, etc..........................................62

    6.22 Compliance With Laws............................................................62

    6.23 Insurance.......................................................................62

    6.24 Brokers or Finders..............................................................63

    6.25 Insider Interests...............................................................63

    6.26 Compliance WITH ENVIRONMENTAL Laws..............................................64

    6.27 Information Supplied by Parent..................................................64

    6.28 Full Disclosure.................................................................65

    6.29 Absence of Undisclosed Liabilities..............................................65

    6.30 Government Contracts............................................................65

    6.31 Securities -- Parent Common Stock...............................................65

    6.32 Securities -- H Shares and Notes................................................65

    6.33 SEC Documents; Parent Financial Statements......................................66


                                       iv

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.................67

    7.1 Accuracy of Representations and Warranties.......................................67

    7.2 Performance of Agreements........................................................67

    7.3 Compliance Certificate...........................................................67

    7.4 No Material Adverse Change.......................................................67

    7.5 Approvals........................................................................68

    7.6 Secretary's Certificate..........................................................68

    7.7 Compliance With Laws.............................................................68

    7.8 Stockholder Approval.............................................................68

    7.9 Legal Proceedings................................................................68

    7.10 Affiliate Letters...............................................................69

    7.11 Termination of Certain Agreements...............................................69

    7.12 Dissenter Rights Exercised Greater Than 20% of Stock............................69

    7.13 Consents to Merger..............................................................69

    7.14 Receipt of Loan from Company....................................................69

    7.15 Amendment to Certificate........................................................70

    7.16 Lock-Up Agreements..............................................................70

    7.17 SEC Effectiveness...............................................................70

    7.18 Series H Purchase...............................................................70

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........................70

    8.1 Accuracy of Representations and Warranties.......................................70

    8.2 Performance of Agreements........................................................71

    8.3 Compliance Certificate...........................................................71

    8.4 No Material Adverse Change.......................................................71


                                       v

    8.5 Approvals and Consents...........................................................71

    8.6 Secretary's Certificate..........................................................71

    8.7 Compliance With Laws.............................................................72

    8.8 Legal Proceeding.................................................................72

    8.9 Stockholder Approval.............................................................72

    8.10 Parent's Trading Market Listing.................................................72

    8.11 S-4 Effectiveness...............................................................72

    8.12 Congress Consent................................................................73

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF THE INVESTORS..........................73

    9.1 Closing of the Merger............................................................73

    9.2 Compliance With Laws.............................................................73

    9.3 Registration Rights Agreement....................................................73

ARTICLE X COVENANTS......................................................................73

    10.1 Conduct of Business by the Company Pending the Merger...........................73

    10.2 Conduct of Business by Parent Pending the Merger................................76

    10.3 Access to Information; Confidentiality..........................................79

    10.4 Notification of Certain Matters.................................................80

    10.5 Further Action; Best Efforts....................................................80

    10.6 Approval of Parent Stockholders; Preparation of Proxy Statement.................80

    10.7 Company Stockholder Approval....................................................81

    10.8 Preparation of S-4..............................................................81

    10.9 Parent Common Stock.............................................................82

    10.10 Dissenting Shares..............................................................82

    10.11 Publicity......................................................................82


                                       vi

    10.12 No Solicitation, etc...........................................................83

    10.13 Regulatory and Other Approvals.................................................84

    10.14 Company Employees..............................................................85

    10.15 Rights Agreement...............................................................86

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.............................................86

    11.1 Termination.....................................................................86

    11.2 Effect Of Termination...........................................................87

    11.3 Amendment.......................................................................88

    11.4 Waiver..........................................................................88

ARTICLE XII GENERAL......................................................................89

    12.1 No Survival of Representations and Warranties...................................89

    12.2 Expenses........................................................................89

    12.3 Notices.........................................................................89

    12.4 Severability....................................................................90

    12.5 Entire Agreement................................................................90

    12.6 Assignment......................................................................90

    12.7 Parties in Interest.............................................................91

    12.8 Governing Law; Jurisdiction; Venue..............................................91

    12.9 No Third-Party Beneficiary......................................................91

    12.10 Counterparts...................................................................91


                                    EXHIBITS



Exhibit 1.3                Certificate of Merger
Exhibit 2.1                Notes
Exhibit 3.1.1(a)           Parent H Certificate
Exhibit 3.1.2              Investor Purchase Schedule
Exhibit 3.4                Registration Rights Agreement
Exhibit 4                  Company Disclosure Memorandum
Exhibit 6                  Parent Disclosure Memorandum
Exhibit 6.5(b)             Rights Agreement Amendment
Exhibit 7.10               Affiliate Letter
Exhibit 7.16               Lock Up Agreement

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of August 22, 2001, by and among Exabyte Corporation, a Delaware corporation ("PARENT"), Bronco Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), Ecrix Corporation, a Delaware corporation (the "COMPANY"), the investors listed on the signature page of this Agreement (the "INVESTORS") and the lenders listed on the signature pages of this Agreement (the "LENDERS").

                                    RECITALS

         A. The Company, Parent and Merger Sub believe it advisable and in their respective best interests to effect a merger of the Company and Merger Sub pursuant to this Agreement (the "MERGER").

         B. The Board of Directors of the Company has approved this Agreement and the Merger as required by applicable law, and will submit this Agreement to the Company's stockholders for their approval.

         C. The Boards of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub have approved this Agreement and the Merger as required by applicable law.

                                    AGREEMENT

         In consideration of the terms of this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1      THE MERGER

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in SECTION 1.3) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into the Company, and the Company shall continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent (the Company as the surviving corporation after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION").

         1.2      THE CLOSING

         Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on the earliest practicable business day (the "CLOSING DATE"), but not later than the fifth business day, after the satisfaction or waiver of the conditions set forth in ARTICLES VII AND VIII at 10 a.m. local time at the offices of Holland & Hart LLP, Suite 500, 1050 Walnut Street, Boulder, CO 80302, or such other date, time or location as Parent and the Company shall agree.

         1.3      EFFECTIVE DATE AND TIME

         On the Closing Date and upon the terms and subject to the conditions of this Agreement, the Company and Merger Sub shall cause the appropriate certificate (the "CERTIFICATE OF MERGER") substantially in the form attached as
EXHIBIT 1.3 complying with the applicable provisions of the Delaware General Corporate Law ("DGCL") to be properly executed and filed with the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE"). The Merger shall become effective on the date (the "EFFECTIVE DATE") and at the time (the "EFFECTIVE TIME") of filing of the Certificate of Merger or at such other time as may be specified in the Certificate of Merger as filed. If the Delaware Secretary of State requires any changes in the Certificate of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, Parent, Merger Sub and the Company will execute any necessary revisions incorporating such changes, provided such changes are not materially inconsistent with and do not result in any material change in the terms of this Agreement.

         1.4      CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

         At the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation, except that the name of the corporation shall set forth therein shall be changed to the name of the Company. Thereafter, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by law.

         1.5      BYLAWS OF THE SURVIVING CORPORATION

         At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation, except that the name of the corporation set forth therein shall be changed to the name of the Company. Thereafter, the Bylaws may be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

         1.6      EFFECTS OF MERGER

         The Surviving Corporation shall, by virtue of the Merger and in accordance with the DGCL, possess all the properties and rights and be subject to all the liabilities of the Company and Merger Sub. From and after the Effective Time, the Merger shall have all effects provided by applicable law.

         1.7      DIRECTORS AND OFFICERS

         At the Effective Time, the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of the Merger Sub shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time,(i) the number of members of the Board of Directors of Parent (the "Board") shall be increased to seven (7), (ii) Parent shall remove or accept the resignations of two members of the Board, and (iii) the resulting vacancies on the Board shall be filled by the election of G. Jackson Tankersley, Jr., William J. Almon, Sr. and Juan A. Rodriguez ("COMPANY DESIGNEES") as directors of Parent, each to serve until the next annual meeting of stockholders of Parent at which such directorship is up for reelection and until their successors are elected and qualified. These directors shall be placed in one or more classes of directors whose staggered terms expire at the 2002, 2003 and 2004 Annual Meetings of stockholders of Parent, respectively. Except as provided in the last sentence of this Section 1.7 the Parent agrees to take all action necessary such that the Parent's Board of Directors shall at all times include three directors (or such greater number of directors as shall constitute the maximum number of members that represent a numerical minority of the Board) who are nominated by the Company Designees and included in the slate of proposed directors put forth by the Parent to its stockholders and recommended for election in the proxy solicitation materials disseminated by the Parent. Upon the death, resignation or removal of any Company Designee, Parent will cause the vacancy to be filled by a subsequent designee recommended by the remaining Company Designees then serving on the Board. The Company Designees shall be covered by any directors' and officers' liability insurance maintained from time to time on the same terms as the other members of the Board and shall be entitled to the benefit of any indemnification arrangements applicable to other members of the Board. The Company Designees shall have the right to receive all fees paid and options and other awards granted and expenses reimbursed to non-employee directors generally, except that in the event that any Company Designee shall also be an employee of Parent, such Company Designee shall only be entitled to receive compensation for his service on the Board of Directors consistent with the policies of Parent's Board of Directors governing the compensation of employee directors generally. If at any time, the Investors shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as currently in effect) less than 30% of the then outstanding voting power of all classes of the Parent's voting securities, the number of directors that Parent shall be obligated to include on the Board of Directors pursuant to the fourth sentence of this Section 1.7 shall be reduced so that the number of Company Designees expressed as a percentage of the entire Board of Directors is approximately equal to the percentage of the outstanding voting power then beneficially owned by the Investors rounded to the nearest whole directorship but in any event not a majority; provided, however that if the Investors shall beneficially own less than 10% of the outstanding voting power of all classes of the Parent's voting securities, the number of Company Designees shall be zero.

         1.8      CONVERSION OF SHARES

                  1.8.1    Exchange Ratios

         As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, Parent or any of their respective stockholders:

                  (a) All shares of any class of capital stock of the Company held by the Parent, Merger Sub or any other subsidiary of the Parent or held by the Company as treasury shares shall be canceled.

                  (b) The outstanding shares of preferred stock of the Company (the "COMPANY PREFERRED STOCK"), other than shares of Company Preferred Stock for which dissenters' rights are perfected and shares canceled pursuant to paragraph (a) above, shall be converted into the right to receive up to 9,000,000 shares of Parent's common stock, $0.001 par value per share ("PARENT COMMON STOCK"), with the exchange ratio for each series of Company Preferred Stock to be as follows (each, a "COMPANY PREFERRED STOCK EXCHANGE RATIO"):

                           (i) Each issued and outstanding share of the Company's Series D-1 Preferred Stock (other than dissenters shares) shall be converted into the right to receive .82400 shares of Parent Common Stock (the "SERIES D-1 PREFERRED STOCK EXCHANGE RATIO").

                           (ii) Each issued and outstanding share of the Company's Series D Preferred Stock (other than dissenters shares) shall be converted into the right to receive .04857 shares of Parent Common Stock.

                           (iii) Each issued and outstanding share of the Company's Series C Preferred Stock (other than dissenters shares) shall be converted into the right to receive .04048 shares of Parent Common Stock.

                           (iv) Each issued and outstanding share of the Company's Series B Preferred Stock (other than dissenters shares) shall be converted into the right to receive .02371 shares of Parent Common Stock.

                           (v) Each issued and outstanding share of the Company's Series A Preferred Stock (other than dissenters shares) shall be converted into the right to receive .00952 shares of Parent Common Stock.

                  (c) The outstanding shares of common stock of the Company (the "COMPANY COMMON STOCK" and together with the Company Preferred Stock, the "COMPANY CAPITAL STOCK"), other than shares of Company Common Stock for which dissenters' rights are perfected and shares that are canceled pursuant to paragraph 1.8.1(a) above, shall be converted into the right to receive a total of 1,000,000 shares of Parent Common Stock, with each outstanding share of Company Common Stock converted into the right to receive a number of shares of Parent Common Stock equal to (i) 1,000,000 divided by (ii) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "COMPANY COMMON STOCK EXCHANGE RATIO") provided that the 1,000,000 shares of Parent Common Stock issuable to holders of the Company Common Stock shall be reduced by the number of shares of Parent Common Stock attributable to shares of Company Common Stock for which dissenters' rights have been properly exercised under the DGCL.

                  (d) In the event there is any change after the date of this Agreement to the number of shares of Company Preferred Stock to be exchanged as a result of the Merger, the applicable Company Preferred Stock Exchange Ratio shall be appropriately adjusted so that the aggregate number of shares of Parent Common Stock issuable as a result of the Merger upon conversion of the Company Preferred Stock shall not exceed 9,000,000 shares (less any shares otherwise issuable to holders of Company Preferred Stock that have properly exercised dissenters' rights under the DGCL). The number of shares of Parent Common Stock shall be appropriately adjusted in the event of a stock split, stock combination or other similar change in the Parent's Capital Stock effected prior to Closing.

                  (e) Each issued and outstanding share of capital stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation.

                  (f) Each outstanding Option to purchase shares of Company Common Stock (the "OPTIONS") issued pursuant to the Company's 1998 Incentive Stock Option Plan and Equity Incentive Plan (the "COMPANY OPTION PLANS"), each warrant to purchase shares of the Company's Series B Preferred Stock (the "B WARRANTS") and each warrant to purchase shares of the Company's Series D-2 Preferred Stock (the "D-2 WARRANTS"), whether or not vested or exercisable, shall, unless such Option, B Warrant or D-2 Warrant shall have been exercised prior to consummation of the Merger, terminate by its terms in connection with the Merger. The Board of Directors of the Company shall take such action or make such determinations as necessary to terminate the Options, B Warrants and D-2 Warrants at the Effective Time of the Merger. Notwithstanding the foregoing, to the extent any B Warrants are exercised prior to the Effective Time, the shares of the Company's Series B Preferred Stock issued upon such exercise shall be converted into shares of Parent
Common Stock in accordance with the applicable Company Preferred Stock
Exchange Ratio; provided, however, that such Company Preferred Stock Exchange Ratio shall be adjusted to the product of the applicable Company Preferred
Stock Exchange Ratio multiplied by a fraction, (i) the numerator of which shall be the aggregate number of shares of the Company's Series B Preferred Stock outstanding as of the date of this Agreement and (ii) the denominator of which shall be the aggregate number of shares of the Company's Series B Preferred Stock outstanding immediately prior to the Effective Time. Notwithstanding the foregoing, to the extent any D-2 Warrants are exercised prior to the Effective Time, the shares of the Company's Series D-2 Preferred Stock issued upon such exercise shall be converted into shares of Parent
Common Stock in accordance with the Series D-1 Preferred Stock Exchange
Ratio; provided, however, that such Series D-1 Preferred Stock Exchange Ratio shall be adjusted to the product of the Series D-1 Preferred Stock Exchange Ratio multiplied by a fraction, (i) the numerator of which shall be the aggregate number of shares of the Company's Series D-1 Preferred Stock outstanding as of the date of this Agreement and (ii) the denominator of which shall be the aggregate number of shares of the Company's Series D-1 Preferred Stock and Series D-2 Preferred Stock outstanding immediately prior to the Effective Time.

                  (g) Holders of shares of Company Capital Stock who have complied with all the requirements for perfecting dissenters' rights, as required under the DGCL, shall be entitled to their rights under the DGCL with respect to such shares (the "DISSENTING SHARES"). Notwithstanding the foregoing, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the shares of Parent Common Stock to which such holder is then entitled under this Agreement and the DGCL, without interest thereon and upon surrender of the certificate or certificates representing such shares. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares held by a stockholder who has perfected dissenter's rights for such shares in accordance with the DGCL shall not be converted into Parent Common Stock pursuant to this
SECTION 1.8.1.

                  (h) If, prior to the Effective Time, Parent or the Company effects a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Company Common Stock Exchange Ratio and the Company Preferred Stock Exchange Ratios will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Capital Stock and the holders of shares of Parent Common Stock.

                  1.8.2    Exchange of Certificates

                  (a) As promptly as practicable after the Effective Time, Parent shall make available to BankBoston, N.A., the "EXCHANGE AGENT," the certificates representing the whole shares of Parent Common Stock issued pursuant to Section 1.8.1 in exchange for outstanding shares of Company Capital Stock.

                  (b) The Exchange Agent shall mail on or prior to the Closing Date to each holder of record as of the date 10 business days prior to the Closing Date of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (and as soon as practicable to stockholders that became holders of Company Capital Stock subsequent to such date), other than shares to be canceled in accordance with
Section 1.8.1(a), (i) a letter of
transmittal (the "LETTER OF TRANSMITTAL") in customary form and (ii) instructions for effecting the surrender of the certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor, by the later of (a) ten business days following the Effective Time and
(b) ten business days following the surrender of such certificate, a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of SECTION 1.8.1, and the certificate so surrendered shall forthwith be canceled.

                  (c) In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock that such stockholder is entitled to receive pursuant to SECTION 1.8.1; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require such stockholder to provide Parent with a reasonable and customary indemnity agreement against any claim that may be made against Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

                  (d) The shares of Parent Common Stock that each stockholder of the Company shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor are registered, it shall be a condition to such exchange that the person requesting such exchange pay to Parent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Parent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither Parent nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Merger Consideration delivered to a public official pursuant to applicable law, including abandoned property, escheat and similar laws to the extent required under law to be so delivered.

                  (e) Parent or the Exchange Agent will be entitled to deduct and withhold from the Merger Consideration such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

                  1.8.3    Fractional Shares

                  No Parent Common Stock representing a fraction of Parent Common Stock or book-entry credit of the same will be issued pursuant to the Merger, but in lieu thereof each former holder of Company Capital Stock otherwise entitled to receive a fractional interest in Parent Common Stock will be entitled to receive in accordance with the provisions of this Section 1.8.3 a cash payment in lieu of that fractional interest representing the holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all holders otherwise entitled to fractional interests in shares of Parent Common Stock (the "EXCESS SHARES"). The sale of the Excess Shares by the Exchange Agent shall be executed through the Parent's Trading Market. Until the net proceeds of the sale of the Excess Shares have been distributed to the former holders of Company Capital Stock, the Exchange Agent will hold the proceeds in trust for those former holders (the "EXCESS SHARES TRUST"). Commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with the sale of the Excess Shares shall be paid from cash held in the Excess Shares Trust. The Exchange Agent shall determine the portion of the Excess Shares Trust to which each former holder of Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Excess Shares Trust by a fraction the numerator of which shall be the fractional interest of Parent Common Stock to which such former holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional interests in Parent Common Stock to which all former holders of Company Capital Stock would otherwise be entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Company Capital Stock in lieu of fractional interests in Parent Common Stock, the Exchange Agent shall make available those amounts to the former holders without interest.

                  1.8.4 No Further Transfers; No Further Ownership Rights In Company Capital Stock; No Dividends or Other Distributions

         All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation, they shall be forwarded to Parent and shall be canceled and exchanged in accordance with this SECTION 1.8, unless such certificates for Parent Common Stock have already been issued in respect of such shares in reliance upon an affidavit of loss or otherwise, in any case subject to applicable law in the case of Dissenting Shares. No dividends or other distributions payable with respect to Parent Common Stock shall be paid to the holder of any unsurrendered certificates evidencing Company Capital Stock until such certificates are surrendered and exchanged for shares of Parent Common Stock in accordance with this Agreement.

         1.9      TAX-FREE REORGANIZATION

         It is intended that the Merger shall constitute a "REORGANIZATION" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "PLAN OF REORGANIZATION" for purposes of the Code

                                   ARTICLE II
                PURCHASE OF CONVERTIBLE SECURED PROMISSORY NOTES

         2.1      THE LOAN

         At the time of full execution of this Agreement (the "EXECUTION TIME"), pursuant to a Loan and Security Agreement of even date herewith (the "LOAN AGREEMENT") Meritage, Centennial and Almon or their respective affiliates (the "LENDERS") severally and not jointly agree to lend to Parent the aggregate amount of Two Million Dollars ($2,000,000) (the "LOAN AMOUNT"), of which the Lenders' respective participation amounts shall be $1,139,847 for Meritage, $603,688 for Centennial and $256,465 for Almon, against the issuance and delivery by the Parent of convertible secured promissory notes in substantially the form attached hereto as EXHIBIT 2.1 (the "NOTES"); provided, however, that the Loan Amount shall be advanced in two separate installments, the first of which shall be in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the second of which shall be subject to the satisfaction of certain conditions contained in the Loan Agreement and shall be in the amount of Five Hundred Thousand Dollars ($500,000), each of which installments shall be advanced by the Lenders on a pro rata basis. In the event of termination of this Agreement, the Notes shall be subject to acceleration, extension or conversion in accordance with the provisions set forth therein.

         2.2      DELIVERY

         At the Execution Time (i) the Lenders shall deliver to Parent certified checks or wire transfer funds in the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "INITIAL LOAN AMOUNT") and (ii) Parent shall issue and deliver to the Lenders (i) Convertible Secured Promissory Notes in favor of the Lenders in their respective participation amounts substantially in the form attached hereto as EXHIBIT 2.1 and (ii) UCC-1 financing statements or other security documents reasonably satisfactory to the Lenders evidencing a second priority security interest in substantially all the assets of Parent. Upon the satisfaction of the requirements set forth in the Loan Agreement, the Lenders shall deliver to Parent certified checks or wire transfer funds in the aggregate amount of Five Hundred Thousand Dollars ($500,000) (the "REMAINING LOAN AMOUNT").

                                   ARTICLE III
                PURCHASE OF SERIES H CONVERTIBLE PREFERRED STOCK

         3.1      AUTHORIZATION; AGREEMENT TO SELL AND PURCHASE

                  3.1.1 On or prior to the Closing, Parent shall authorize the sale and issuance of shares of its Series H Convertible Preferred Stock (the "H SHARES") having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of Powers, Preferences, Qualifications, Limitations and Restrictions of Series H Convertible Preferred Stock of Parent, attached hereto as EXHIBIT 3.1.1(a) (the "PARENT H CERTIFICATE").

                  3.1.2 At the Closing, Parent hereby agrees to issue and sell to those persons and entities identified as Investors, and each Investor severally agrees to purchase from Parent, the number of H Shares set forth opposite such Investor's name on EXHIBIT 3.1.2, at a purchase price of One Dollar ($1.00) per Share.

                  3.1.3 Notwithstanding the preceding sentence, any amounts that an Investor has advanced to Parent as a loan pursuant to Article II of this Agreement and any unpaid accrued interest on such amounts shall, unless earlier repaid, be credited to such Investor and such Investor's total purchase price for the H Shares under this Article III shall be reduced by the sum of the unpaid principal amount plus any unpaid accrued interest.

                  3.1.4 Any amounts to be paid to Parent hereunder shall be paid by certified check or wire transfer of funds to a designated account of Parent, provided that in the event of a wire transfer, wire transfer instructions are delivered to the Investors at least one business day prior to the Closing.

                  3.1.5 If prior to the Effective Time, Parent effects a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then (i) the number of H Shares,
(ii) the purchase price per H Share and (iii) the Series H Conversion Price (as defined in the Parent H Certificate), shall each be proportionately increased or decreased so that the aggregate purchase price of the H Shares shall equal $9,400,000.

         3.2      CLOSING, DELIVERY AND PAYMENT

         At the Closing, Parent will deliver to the Investors certificates representing the number of H Shares to be purchased at the Closing by each Investor, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

         3.3      RIGHTS AND PREFERENCES OF SERIES H SHARES

         The rights, preferences, privileges and restrictions of the H Shares shall be as set forth in the Parent H Certificate.

         3.4      REGISTRATION AGREEMENT

         At Closing, the Parent and the Investors shall execute and deliver a Registration Rights Agreement for the benefit of the Investors in the form set forth hereto as EXHIBIT 3.4.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as is otherwise set forth in the Company Disclosure Memorandum attached hereto as EXHIBIT 4 (the "DISCLOSURE MEMORANDUM") under a reference to the appropriate Section to which such disclosure relates (unless the applicability of such disclosure to any other Section is reasonably apparent in light of the nature of the disclosure), and in order to induce Parent, Merger Sub, each Lender and each Investor to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "OPERATIVE DOCUMENTS"), the Company represents and warrants to Parent, Merger Sub, each Lender and each Investor as of the date of this Agreement as follows in this ARTICLE IV. The Company shall be deemed to have "KNOWLEDGE" of a fact or circumstance, if any executive officer or director of the Company has actual knowledge of any such fact or circumstance, including, without limitation, any fact or circumstance brought to the attention of an executive officer or director of the Company by Parent subsequent to the date of this Agreement.

         4.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing (to the extent such terms exist) under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing (to the extent "qualified to do business" and "good standing" exist) in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean any material adverse effect on the business, operations, assets, financial condition or results of operations of the Company; provided, however, that Company Material Adverse Effect shall not include any change, circumstance, event or effect that relates to or results from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or general economic conditions.

         4.2      ENFORCEABILITY

         The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, (ii) the consummation of the Merger, and (iii) the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party, required to be taken as of the Closing, has been taken, or will as of the Closing have been taken. The affirmative vote of (x) a majority of the shares of the Company Capital Stock voting on an as-converted basis, (y) two-thirds of the shares of all classes of Company Preferred Stock voting as a single class, and (z) two-thirds of the shares of the Series D-1 Preferred Stock in favor of a waiver of certain rights under the Company's Restated Certificate of Incorporation is required to duly approve this Agreement and the Merger in accordance with its terms. This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, assuming due authorization, execution and delivery of this Agreement and the other Operative Documents by Parent and Merger Sub, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.3      CAPITALIZATION

                  (a) The authorized capital stock of the Company consists of 125,000,000 shares, consisting of 70,000,000 shares of Company Common Stock, par value $.001 per share, and 55,000,000 shares of Company Preferred Stock, par value $.01 per share. Of the authorized Company Preferred Stock, 1,420,875 shares are designated as Series A Preferred Stock, 2,612,275 shares are designated as Series B Preferred Stock, 4,894,118 shares are designated as Series C Preferred Stock, 16,000,000 shares are designated as Series D Preferred Stock, 10,000,000 shares are designated as Series D-1 Preferred Stock and 20,000,000 shares are designated as Series D-2 Preferred Stock.

                  (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 6,185,127 shares of Company Common Stock; 1,420,875 shares of Series A Preferred Stock, 2,612,275 shares of Series B Preferred Stock, 4,879,412 shares of Series C Preferred Stock, 15,368,224 shares of Series D Preferred Stock, and 9,708,737 shares of Series D-1 Preferred Stock, which are held of record by the stockholders of the Company as set forth on Schedule 4.3(b) to the Disclosure Memorandum. Such outstanding shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Parent or its counsel.

                  (c) As of the date of this Agreement, other than (i) Options to purchase up to 5,830,260 shares of Company Common Stock that have been granted under the Company Option Plan, (ii) Warrants to purchase up to 19,417,474 shares of Series D-2 Preferred Stock (the "D-2 WARRANTS"), (iii) Warrants to purchase 20,625 shares of Series B Preferred Stock, and (iv) the rights created pursuant to the Company's Third Amended and Restated Stockholders Agreement and this Agreement, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements (or obligations to issue such options, warrants or conversion rights), either directly or indirectly, for the purchase or acquisition from the Company or, to the Company's knowledge, any stockholder of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock (all such Options, Warrants and other rights are sometimes referred to herein as "STOCK PURCHASE RIGHTS"). The Company has provided to Parent a spreadsheet referencing this representation that accurately reflects the number of such Options, any Warrants and Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than a security holder). The Company has delivered to Parent true and correct copies of the Company Option Plan, the form of stock option agreements relating to Options granted thereunder, and all Warrants and the Third Amended and Restated Stockholders Agreement.

                  (d) The Company is not a party to any agreement and, to the Company's knowledge, there is no agreement between any person, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company, other than the Third Amended and Restated Stockholders Agreement. No stockholder of the Company or any affiliate thereof is indebted to the Company, and the Company is not indebted to any stockholder of the Company or any affiliate thereof, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule 4.16 to the Disclosure Memorandum, and (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business. The Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued other than pursuant to the Third Amended and Restated Stockholders Agreement, which Agreement shall terminate as of the Closing.

                  (e) All rights of refusal, preemptive, co-sale rights and registration rights granted by the Company with respect to the Company Capital Stock or Stock Purchase Rights of the Company are described on Schedule 4.3(e) to the Disclosure Memorandum.

                  (f) All Options have been granted at the price determined by the Board of Directors of the Company in good faith to be equal to the fair market value of the Company Common Stock at the date of grant.

         4.4      SUBSIDIARIES AND AFFILIATES

         The Company does not own or control, and has not since its inception owned or controlled, directly or indirectly, any corporation, partnership, limited liability company or other business entity. The Company does not own, directly or indirectly, any ownership, equity or voting interest in any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

         4.5      NO APPROVALS; NO CONFLICTS

         The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party, the effectiveness of the Merger and the performance by the Company of its obligations pursuant to this Agreement and the other Operative Documents to which it is a party, will not (a) constitute a material violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "PERSON"), except for
(i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the approval by the stockholders of the Company of the transactions contemplated hereby, as provided under the DGCL and the Certificate of Incorporation and Bylaws of the Company, and (iv) if applicable, the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HART-SCOTT-RODINO ACT"); (c) result in a material default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject; (d) result in the creation of any Encumbrance (as defined in SECTION 4.9(d) other than a Permitted Encumbrance) upon any material assets of the Company; (e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of the Company; or (f) invalidate or materially adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

         4.6      FINANCIAL STATEMENTS

         The Company has delivered to Parent (a) a balance sheet and statements of operations, stockholders' equity and cash flows of the Company at and for each of the fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999, and accompanying notes, audited by PriceWaterhouseCoopers LLP, independent auditors and certified public accountants, and (b) the unaudited balance sheet and unaudited statement of operations, stockholders' equity and cash flows of the Company at and for the three month period ended May 31, 2001 (the "UNAUDITED FINANCIAL STATEMENTS"). All the foregoing financial statements are herein referred to as the "FINANCIAL STATEMENTS." The balance sheet of the Company as of February 28, 2001 is herein referred to as the "COMPANY BALANCE SHEET." The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") (except in the case of the Unaudited Financial Statements with respect to the absence of footnotes and subject to normal year-end audit adjustments) on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. Schedule 4.6 to the Disclosure Memorandum sets forth all promissory notes, loans, lines of credits or similar obligations pursuant to which the Company is an obligor, together with all the amounts owed by the Company under such obligations, as of February 28, 2001, and all liabilities under equipment leases of the Company (the "OPERATING LEASE LIABILITIES") as of February 28, 2001. Schedule 4.6 sets forth all indebtedness or other amounts owed by stockholders to the Company, as of the date hereof.

         4.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         From the date of the Company Balance Sheet through and including the date hereof, the Company has conducted its business in the ordinary course and has not entered into or agreed to enter into any transactions, agreements or commitments, suffered the occurrence of any event or events or experienced any change in business, operations, assets, financial condition or results of operations that, in the aggregate, has resulted in a Company Material Adverse Effect. Without limiting the generality of the foregoing, except for transactions specifically contemplated in this Agreement or the other Operative Documents, from the date of the Company Balance Sheet through and including the date hereof, the Company has not:

                  (a) received written notice or, to the knowledge of the Company, oral notice that there has been or will be a loss of, or contract cancellation by, any current customer, supplier or licenser of the Company, which loss or cancellation would result in lost annual revenues to the Company of at least $1,000,000;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice or as would otherwise not be material, any increase in the compensation of directors, officers, employees or consultants;

                  (d) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any material liabilities or obligations (absolute, accrued or contingent), or incurred any material liabilities or obligations (absolute, accrued or contingent), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not in excess of $50,000 individually;

                  (e) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (f) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business;

                  (g) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $250,000, incurred in the ordinary course of business and consistent with past practice;

                  (h) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $100,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (i) made any single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $500,000 for additions to property, plant, equipment or intangible capital assets;

                  (j) made any change in any method of accounting or accounting practice or internal control procedure, except for any change which is required by reason of U.S. GAAP or Regulation S-X under the Exchange Act;

                  (k) issued any capital stock, other securities or options or other rights to acquire capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company except for the issuance of shares of Company Capital Stock upon exercise or conversion of outstanding Options or Stock Purchase Rights;

                  (l) except for transactions that are not material in the aggregate, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the Company's officers, directors or employees or any affiliate of the Company's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule
4.16 of the Disclosure Memorandum, and (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business;

                  (m) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company to a third party or any amendment or change to any existing license or other agreement relating to intellectual property, except in the ordinary course of business;

                  (n) incurred, assumed or guaranteed any indebtedness for borrowed money other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practice; or

                  (o) agreed, whether in writing or otherwise, to take any action described in this SECTION 4.7.

         4.8      TAXES

                  (a) (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were at the time they were filed true, correct and complete in all material aspects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid or properly accrued; (iii) no waivers of statutes of limitation have been given by the Company that remain in effect or requested from the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made in writing or otherwise a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (v) the Company has duly and timely withheld from employee salaries, wages, compensation and other payments and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings or closing agreements relating to the Company that could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of the Company made by the IRS (as defined in Section 4.15.1(f)) in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

                  (b) There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any governmental authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company have knowledge based on contact or correspondence with any agent of such authority. Schedule 4.8 to the Disclosure Memorandum lists all Tax Returns filed with respect to the Company for taxable periods ended on or after the Company's 1997 fiscal year that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

                  (c) The Company has not made any payment or payments, is not obligated to make any payment or payments and is not a party to (or a participating employer in) any agreement or Employee Benefit Plan (as defined in
Section 4.15.1(c)) that could obligate it, the Surviving Corporation or Parent to make any payment or payments that would constitute an "excess parachute payment," as defined in Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under
Section 162 or Section 404 of the Code.

                  (d) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (e) The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

                  (f) The unpaid Taxes of the Company (i) did not, as of February 28, 2001, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Company Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

                  (g) All Options that the Company has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

                  (h) None of the assets of the Company (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) is property that the Company is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                  (i) The Company has not taken or agreed to take any action, or failed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of the Code.

                  (j) The Company has not been a party to a distribution to which Section 355(d) or (e) of the Code applies.

                  (k) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                  (l) The Company has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         As used in this Agreement, the following terms shall have the following meanings:

         "TAXES" means (i) all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other fee or other like assessment or charge of any kind whatsoever imposed by any tax authority, together with any interest, penalties or additions to tax; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and
(iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement, or any other express or implied agreement to indemnify any other person; and "TAX" means any of the foregoing Taxes.

         "TAX GROUP" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which the Company is now or was formerly a member.

         "TAX RETURNS" means any return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         4.9      PROPERTY

                  (a) Schedule 4.9(a) to the Disclosure Memorandum contains a complete and accurate list of all real property owned, leased or currently being used by the Company (the "REAL PROPERTY"). The Company has delivered to Parent or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Real Property.

                  (b) Schedule 4.9(b) to the Disclosure Memorandum contains a complete and accurate list of each item of personal property having a book value in excess of $1,000 that is owned, leased, rented or used by the Company (the "PERSONAL PROPERTY"); provided that such list need not describe the Company Intellectual Property (as defined in SECTION 4.17 below), listed on Schedule
4.17 to the Disclosure Memorandum or Inventory. The Company has delivered or made available to Parent true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Personal Property is subject.

                  (c) The Real Property and the Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual book value of less than $1,000 and the Company Intellectual Property) reflected in the Company Balance Sheet (except for such properties or assets sold since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by the Company since the date of the Company Balance Sheet (other than, in the case of the Personal Property, property rights with an individual book value of less than $1,000 and the Company Intellectual Property). The Real Property and the Personal Property include all material property used in the business of the Company, other than the Company Intellectual Property. The Company's offices and other structures and its Personal Property are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put.

                  (d) The Company's title to or leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind, except for Permitted Encumbrances (as defined below) (each, an "ENCUMBRANCE"). Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the Company and, to Company's knowledge, the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by the Company or, to the Company's knowledge, by any other party. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

                  (e) For the purposes of this Agreement, "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes or governmental charges or claims
(A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (ii) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,
(iii) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (iv) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, and (v) and liens granted as of the date of this Agreement to Silicon Valley Bank pursuant to a Loan and Security Agreement with Silicon Valley Bank dated June 29, 2000, as amended October 31, 2000.

                  (f) The Personal Property is free and clear of all Encumbrances except Permitted Encumbrances, and, other than leased Personal Property that is so noted on the list supplied pursuant to SECTION 4.9(b), the Company owns such Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the Company and, to Company's knowledge, parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property, except in the ordinary course of business.

                  (g) To the Company's knowledge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or could reasonably be expected to prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the Real Property for the conduct of the business as presently conducted. The Company has received all necessary material approvals with regard to occupancy and maintenance of the Real Property.

         4.10     CONTRACTS

                  4.10.1   Material Contracts

         Schedule 4.10.1 to the Disclosure Memorandum contains a complete and accurate list (other than the IP Rights listed on Schedule 4.17 to the Disclosure Memorandum) of all written and, to the knowledge of the Company, oral contracts, agreements and understandings to which the Company is currently a party or by which the Company is currently bound, providing for potential payments by or to the Company in excess of $500,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (each, a "MATERIAL CONTRACT"). All contracts set forth on Schedule 4.10.1 are valid, binding and enforceable in accordance with their terms against Company and, to the Company's knowledge, the other parties thereto, except as to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities, and are in full force and effect, the Company has performed in all material respects all material obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in material default thereunder, nor, to the Company's knowledge, is there any event that with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. True and complete copies of each such written Material Contract have been delivered to Parent by the Company. Except as set forth on
Schedule 4.10.1 to the Disclosure Memorandum, the Company has no:

                  (a) contracts, agreements or arrangements (i) with distributors or dealers that cannot be canceled by the Company within 60 days' notice without liability, penalty or premium, (ii) with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, or sales representatives providing for the payment of any bonus or commission based on sales or earnings, or (iii) affecting or relating to former employees of the Company;

                  (b) employment agreement, or any other agreement for services that contains severance or termination pay liabilities or obligations;

                  (c) noncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

                  (d) written or, to the knowledge of the Company, oral notice that any party to a contract listed on Schedule 4.10.1 to the Disclosure Memorandum intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                  (e) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

                  (f) product distribution agreement, development agreement or license agreement as licensor or licensee (except for agreements relating to "OFF-THE-SHELF SOFTWARE" as defined below in SECTION 4.17.3);

                  (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; or

                  (i) agreements or commitments to provide indemnification, other than those entered into in the ordinary course of business.

                  4.10.2   Required Consents

         The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a material default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed on Schedule 4.10.2 to the Disclosure Memorandum.

         4.11     CUSTOMERS AND SUPPLIERS

         Schedule 4.11 to the Disclosure Memorandum sets forth (a) a complete and accurate list of the customers of the Company accounting for 5% or more of the Company's revenues during the fiscal year ended February 28, 2001 and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year ended February 28, 2001. As of the date hereof, the Company has not received any written, or to the knowledge of the Company, oral notice from its customers or suppliers that would cause it, in its reasonable judgment, to expect any material reduction in the business activity between the Company and any customers or suppliers named on such Schedule 4.11.

         4.12     WARRANTIES AND RETURNS

         Schedule 4.12 to the Disclosure Memorandum sets forth the Company's warranties currently made with respect to its business, products and services, and current policies with respect to returns of products in the course of the Company's conduct of the business. Except as set forth on the Disclosure Schedule, the Company has not made any express warranties in connection with the sale of its products and services. Claims against the Company for warranty costs (individually or in the aggregate, but net of warranties passed through to vendors) with respect to products and services during each of the last three fiscal years did not exceed $350,000, and there are no outstanding or, to the Company's knowledge, threatened claims for any such warranty costs that would exceed $300,000 (individually or in the aggregate, but net of warranties passed through to vendors). As used above, the term "WARRANTY COST" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

         4.13     CLAIMS AND LEGAL PROCEEDINGS

         Except as disclosed on Schedule 4.13 to the Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings ("Proceedings") pending or, to the Company's knowledge, threatened against the Company or any of its assets before or by any court or governmental entity except for such Proceedings as would not be material. To the Company's knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any person that would have a Company Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.

         4.14     LABOR AND EMPLOYMENT MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against the Company or any of its present or former employees. The Company has complied in all material respects with all material provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice, and there is no labor strike, dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against or affecting the Company. The Company is not a party to any collective bargaining agreement. The Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Each current employee, officer and consultant of the Company has executed a Company Employment Proprietary Information Agreement in the form provided to Parent. To the Company's knowledge, no employee (or person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party. Except for the employees identified on Schedule 4.14 to the Disclosure Memorandum, all employees of the Company are employed on an "at will" basis, and, to the Company's knowledge, are eligible to work and are lawfully employed in the United States.

         4.15     EMPLOYEE BENEFIT PLANS

                  4.15.1   Definitions

         As used in this Agreement, the following terms shall have the following meanings:

                  (a) "COBRA" means the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (as set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the
Code).

                  (b)      "DOL" means the United States Department of Labor.

                  (c) "EMPLOYEE BENEFIT PLAN" means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by the Company or, if an employment, consulting or personal services contract, to which the Company is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability.

                  (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (e) "HIPAA" means the Health Insurance Portability and Accountability Act of 1997, as amended.

                  (f)      "IRS" means the United States Internal Revenue
Service.

                  4.15.2   Employee Benefit Plan Listing

         Schedule 4.15.2 contains a complete and accurate list of all material written, and to the knowledge of the Company, oral Employee Benefit Plans. The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan, except for amendments required by statute, regulation or administrative pronouncement. There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other Person relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Employee Benefit Plan (or the Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The terms of each Employee Benefit Plan permit the Company to amend or terminate such Employee Benefit Plan at any time and for any reason (except to the extent prohibited by law) without penalty and without material liability or expense. None of the rights of the Company under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

                  4.15.3   Documents Provided

         The Company has made available to Parent true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, copies of the following: (a) the last three annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) the most recent summary plan descriptions (and all summaries of material modifications related thereto) and employee manuals distributed with respect to such Employee Benefit Plan; (c) all material communications filed or distributed with respect to such Employee Benefit Plan during the last year; (d) all contracts and agreements (and any amendments thereto) relating to such Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (e) the most recent determination letter issued by the IRS with respect to such Employee Benefit Plan; (f) all written communications relating to the amendment, creation or termination of such Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in a material liability to the Company since the date of the most recently completed and filed annual report (Form 5500 series); (g) all correspondence to or from any governmental entity or agency relating to such Employee Benefit Plan; (h) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; (i) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Employee Benefit Plan for the last three years; and (j) the most recent Joint Proxy and Registration Statement, annual report (Form 11-K) and prospectus prepared in connection with such Employee Benefit Plan.

                  4.15.4   Compliance

         With respect to each Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (b) the Company and all other Persons (including, without limitation, all fiduciaries) have, at all times, properly performed in all material respects all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (c) all returns, reports and other information (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto) relating to such Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (d) all notices, statements, reports and other disclosure (including, without limitation, all summary plan descriptions) required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (e) neither the Company nor any fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (f) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under
Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and (g) the Company has not incurred, and there exists no condition or set of circumstances in connection with which the Company, the Surviving Corporation or Parent could incur, directly or indirectly, any material liability or expense (except for routine contributions, benefit payments and administrative expenses) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.

                  4.15.5   Qualification

         Each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan either (a) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (b) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS which shall apply retroactively to the inception of such Employee Benefit Plan. No fact exists or is reasonably expected by the Company to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

                  4.15.6   Contributions, Premiums and Other Payments

         All contributions, premiums and other payments due or required to be paid to (or with respect to) each Employee Benefit Plan have been timely paid, or, if not yet due but due on or before the Closing Date, or if to become due with respect to any period before or ending on the Closing Date, have been accrued as a liability on the Company Balance Sheet. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Employee Benefit Plans have been properly withheld and remitted to the proper depository.

                  4.15.7   Related Employers

         The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

                  4.15.8 Multiemployer, Defined Benefit and Money Purchase Pension Plans and Multiple Employer Welfare Arrangements

         The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), (a) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, (b) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (c) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (d) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                  4.15.9   Post-Termination Benefits

         Neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (c) deferred compensation that is accrued as a current liability on the Company Balance Sheet.

                  4.15.10  Suits, Claims and Investigations

         There are no actions, suits or claims (other than routine claims for benefits and qualified domestic relations orders) pending or, to the knowledge of the Company, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the knowledge of the Company, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of the Company, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

                  4.15.11  Effect of Transaction

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (a) entitle any individual to severance pay, unemployment compensation or any other payment from the Company, the Surviving Corporation, Parent or any Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, or (d) require the Company, the Surviving Corporation or Parent to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

         4.16     PERSONNEL

         Schedule 4.16 to the Disclosure Memorandum lists (a) the names, titles and current compensation amounts of all employees of the Company with annual base salaries or wages in excess of $50,000, (b) compensation amounts of all directors of the Company, and (c) the names and current compensation packages of all independent contractors and consultants of the Company with annual compensation in excess of $50,000. The Company is not in default with respect to any of its obligations relating to payment of wages and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger.

         4.17     INTELLECTUAL PROPERTY

                  4.17.1   DEFINITIONS

         For purposes of this SECTION 4.17, the following terms shall have the following meanings:

                  (a) "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights, copyright applications, moral rights, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

                  (b) "COMPANY INTELLECTUAL PROPERTY" means all Intellectual Property Rights owned by, licensed to or otherwise available to the Company.

                  4.17.2   GENERAL

         The Company owns or has sufficient rights to use, including the right to bring actions for the infringement of, and the Company Intellectual Property represents, all Intellectual Property Rights necessary or required for the conduct of the Company's business as currently conducted and as currently proposed to be conducted. The Company is not a party to any agreement that contains any restriction on the Company's ability to use or practice any Company Intellectual Property that is material to the business of the Company as presently conducted or as currently proposed to be conducted.

                  4.17.3   LISTING OF COMPANY INTELLECTUAL PROPERTY

         SECTION 4.17.3 contains a true and complete list of all of the Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights, copyright registrations and applications, and any other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property.

                  4.17.4   INBOUND LICENSE AGREEMENTS

         SCHEDULE 4.17.4 sets forth a complete and accurate list of each agreement (the "INBOUND LICENSE AGREEMENTS") granting to the Company any right to use or practice any Intellectual Property Rights other than rights in software commercially available on reasonable terms to any person for a license fee of no more than fifty thousand dollars ($50,000) or shrink wrap licenses to commercially available software sold at retail, indicating for each agreement the title, the parties thereto, the term thereof and the amount of any future royalty or license fee payable thereunder. To the Company's knowledge, all Inbound License Agreements are valid, binding and in full force and effect. The Company has performed in all material respects its obligations under the Inbound License Agreements, the Company is not in default thereunder, and to the Company's knowledge no event or circumstance has occurred under any Inbound License Agreement that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or give to any other party the right to terminate or modify any of the Company's rights under such Inbound License Agreement. There is no material outstanding or, to the knowledge of the Company, threatened dispute or disagreement with respect to any Inbound License Agreement. The Company has not received written notice that any party to any Inbound License Agreement intends to cancel, terminate or refuse to renew (if renewable) any of the Company's rights under such Inbound License Agreement or to exercise or decline to exercise any option or right thereunder.

                  4.17.5   OUTBOUND LICENSE AGREEMENTS

         Schedule 4.17.5 sets forth a complete and accurate list of each agreement (the "OUTBOUND LICENSE AGREEMENTS") under which the Company has granted any right to use or practice any Intellectual Property Rights other than nonexclusive rights in software granted in the ordinary course of the Company's business for which the total payments to the Company did not exceed fifty thousand dollars ($50,000) and that are not otherwise material to the Company, indicating for each agreement the title, the parties thereto and the term thereof. To the Company's knowledge, all Outbound License Agreements are valid, binding and in full force and effect. The Company has performed in all material respects its obligations under the Outbound License Agreements, the Company is not in default thereunder, and to the Company's knowledge no event or circumstance has occurred under any Outbound License Agreement that with notice or lapse of time or both would constitute a default or event of default on the part of the Company or give to any other party the right to terminate or modify any of the Company's rights under such Outbound License Agreement. There is no material outstanding or, to the knowledge of the Company, threatened dispute or disagreement with respect to any Outbound License Agreement. The Company has not received written notice that any party to any Outbound License Agreement intends to cancel, terminate or refuse to renew (if renewable) such Outbound License Agreement or to exercise or decline to exercise any option or right thereunder.

                  4.17.6   NO INFRINGEMENT BY THE COMPANY

         The Company Intellectual Property and the conduct of the Company's business as currently conducted and as currently proposed to be conducted do not infringe, violate, misappropriate or otherwise misuse any third party Intellectual Property Rights, and the Company has not received any complaint, claim or notice alleging any such infringement, violation, misappropriation or misuse or any act of unfair competition by the Company. To the best knowledge of the Company, no goods, services, or other products which are sold, licensed or otherwise supplied, used or employed by the Company infringe, violate, misappropriate or otherwise misuse any third party Intellectual Property Rights, and the Company has not received any complaint, claim or notice alleging any such infringement, violation, misappropriation or misuse. Nothing has come to the attention of the Company to the effect that the name of the Company or any business name, trade mark, service mark or domain name used or owned by the Company is the same as, or is confusingly or deceptively similar to, the name of any other company or business, trade name or domain name or to the trade mark or service mark owned or used by any other person. No litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and, to the knowledge of the Company, no notice or other claim in writing has been received by the Company (i) alleging that the Company has engaged in any activity or conduct that infringes, violates, misappropriates or otherwise misuses the Intellectual Property Rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Company Intellectual Property.

                  4.17.7   NO INFRINGEMENT BY THIRD PARTIES

         To the Company's knowledge, no third party is infringing, violating, misappropriating or misusing any Company Intellectual Property that is owned or exclusively licensed to the Company, or committing any act of unfair competition with respect to the Company, and no such claims have been brought against any third party by the Company. The Company has not entered into any agreement granting any Person the right to bring any action with respect to, or otherwise to enforce, any Company Intellectual Property.

                  4.17.8   PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         The Company has taken reasonable steps to protect the Company Intellectual Property. Without limiting the generality of the foregoing, the Company enforces a policy of requiring each employee, consultant and contractor of the Company to execute agreements that contain provisions designed to prevent unauthorized disclosure of the Company Intellectual Property. With respect to employees, such agreements are substantially in the Company's standard forms and also assign to the Company all Intellectual Property Rights relating to the Company's business that are developed by the employee in the course of his or her activities for the Company or are developed during working hours using the resources of the Company. With respect to contractors and consultants, the agreements either assign all Intellectual Property Rights developed pursuant to the agreement or license such rights on agreed-upon terms. Except under confidentiality obligations, to the knowledge of the Company, there has been no disclosure by the Company of material confidential information or trade secrets. The Company has not disclosed any source code to any software to any person or entity other than an employee of the Company who is under a written nondisclosure agreement; and, except as described in Schedule 4.17.8, neither the Company nor any escrow agent is under any contractual or other obligation to disclose any source code or other Company Intellectual Property. If, as disclosed on Schedule 4.17.8, the Company has deposited any source code or other Company Intellectual Property into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code or other Company Intellectual Property from such escrows or arrangements.

                  4.17.9   INDEMNIFICATION FOR USE OF INTELLECTUAL PROPERTY
RIGHTS

         Other than pursuant to standard agreements with customers or supppliers of the Company entered into in the ordinary course of business (accurate and complete copies of which have been made available to Parent by the Company), the Company has not entered into any agreement or offered to indemnify any Person against any charge of infringement, violation, misappropriation or misuse of Intellectual Property Rights.

                  4.17.10  ASSIGNMENT; CHANGE OF CONTROL

         The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company Intellectual Property or the Company's rights under any Inbound License Agreement or Outbound License Agreement, nor require any consent in respect of any Company Intellectual Property, nor require any disclosure or release of any source code or other Company Intellectual Property from any escrows or other arrangements.

         4.18     ACCOUNTS RECEIVABLE

         All accounts receivable of the Company reflected in the Company Balance Sheet ("ACCOUNTS") represent amounts due for services performed or sales actually made in the ordinary course of business and are carried at values determined in accordance with GAAP. To the Company's knowledge, the bad debt reserves and allowances reflected in the Company Balance Sheet are adequate.

         4.19     INVENTORY

                  (a) All items in the inventory reflected in the Company Balance Sheet or as currently owned by the Company for use in the operation of the business (i) have been valued consistent with the inventory valuation policy of the Company in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

                  (b) The Company's inventories of finished products and evaluation units as of August 17, 2001, the approximate quantities thereof, and their locations are set forth in Schedule 4.19 to the Disclosure Memorandum. In addition, Schedule 4.19 sets forth the value of all raw materials and work in progress as of August 17, 2001.

                  (c) The Company is not aware of any adverse condition, other than shortages of parts, raw materials and supplies common to the industry generally, affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to the Company that are necessary to manufacture, package or label the products or are otherwise used in the business.

         4.20     CORPORATE BOOKS AND RECORDS

         The Company has furnished to Parent or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto and (b) the minute books of the Company. Such minutes reflect all meetings of the Company's stockholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings.

         4.21     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         The Company has received all required material governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign (the "PERMITS"), except where the failure to receive any Permit would not have a Company Material Adverse Effect.
Schedule 4.21 to the Disclosure Memorandum contains a list of all Permits with expiration dates, if any. The Company is in material compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to the Company's knowledge, threatened, the object of which is to revoke, limit or otherwise affect any Permit. The Company has not received any notifications of any asserted failure to obtain any Permit or any past and unremedied failure to obtain any Permit.

         4.22     COMPLIANCE WITH LAWS

         The Company is and has been in material compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to its property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, prevention of domestic and foreign corrupt practices, health, occupational safety, good laboratory practices, pension, securities and trading-with-the-enemy matters. The Company has not received any written notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, ordinances, decrees or orders.

         4.23     INSURANCE

         The Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks, in each case, of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto due as of the date hereof have been paid, and no written notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party. Such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement.

         4.24     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for investment banking, brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transactions contemplated hereby.

         4.25     BANK ACCOUNTS

         Schedule 4.25 to the Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         4.26     INSIDER INTERESTS

         No stockholder or officer, director, employee, or consultant of the Company has any interest (other than as a stockholder of the Company) (a) in any Real Property, Personal Property, Technology or IP Rights used in or directly pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) to the Company's knowledge, in any agreement, contract, arrangement or obligation relating to the Company, its business or its operations. There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, stockholders or affiliates other than with respect to officers, employees or directors, agreements and arrangements relating to their employment or directorship. To the Company's knowledge, except for beneficial or record ownership of not more than one percent of the outstanding securities of an entity whose shares are registered under the Exchange Act (as defined in SECTION 6.26), the Company and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or
(iii) has any direct or indirect interest in any material asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the conduct of the Company's business.

         4.27     COMPLIANCE WITH ENVIRONMENTAL LAWS

                  4.27.1   FOR PURPOSES OF THIS SECTION 4.27,

                  (a) "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any

Hazardous Materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended, now in effect. This includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the Solid Waste Disposal Act, as amended; and

                  (b) "Hazardous Materials" shall mean all substances designated, regulated, defined or addressed by Environmental, Health and Safety Requirements.

                  4.27.2 The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental, Health, and Safety Requirements except where such violation or failure to be in compliance with such Environmental, Health, and Safety Requirements would not have a Company Material Adverse Effect.

                  4.27.3 The Company has no basis to expect, nor has it received any written or oral notice, report, order, summons, inquiry or other communication from any governmental authority or any person regarding any actual or alleged violation of or failure to comply with Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under Environmental, Health, and Safety Requirements, including any investigatory, remedial or corrective obligations, relating to the Company, its properties, facilities or operations or any other properties, facilities or assets in which the Company has had an interest, or with respect to any property at or to which Hazardous Materials generated, transferred, or used by the Company or any other person for whose conduct it is or may be held responsible, have been transported, stored, handled, received or disposed.

                  4.27.4 To the Company's knowledge, there has been no release or threat of release of any Hazardous Materials, whether by the Company or any other person, at or from the Company's properties, facilities or operations, any other locations where Hazardous Materials were generated, used or transferred from or by the Company's properties, facilities or operations or any other properties, facilities or operations in which the Company had an interest.

                  4.27.5 The Company has delivered to Parent true and complete copies of any and all environmental assessments and reports relating to the Company's properties, facilities or operations.

         4.28     INFORMATION SUPPLIED BY THE COMPANY

         None of the information supplied or to be supplied by the Company for inclusion in the S-4 or contained in any other material to be delivered to its stockholders in connection with any written consent by or meeting of such stockholders (collectively, "STOCKHOLDER MATERIALS"), at the date on which the S-4 is declared effective by the SEC

(as defined in SECTION 6.28) or on the date of such approval, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Company makes no representations or warranties regarding information furnished by or related to any party other than the Company.

         4.29     FULL DISCLOSURE

         None of the representations and warranties made by the Company herein (as modified by the Disclosure Memorandum), nor any statement made in any schedule or the Compliance Certificate and Secretary's Certificate furnished by the Company pursuant to SECTIONS 7.3 and 7.6, respectively, of this Agreement, contains any untrue statement of material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         4.30     ABSENCE OF UNDISCLOSED LIABILITIES

         The Company and its consolidated subsidiaries have no material liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Company Balance Sheet and that would be required under GAAP to be reflected or reserved in order for the Company Balance Sheet to fairly represent the consolidated financial condition of the Company as of such date, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices.

         4.31     GOVERNMENT CONTRACTS

         The Company has not, during the past five years, attempted to sell to or bid on any contract or subcontract with or for any agency of the U. S. government or any foreign government and had any such attempt denied as a result of any prohibition against the Company's dealing with or for or any such agency or government, and the Company has no knowledge of any such prohibition. The Company has not been, nor to its knowledge is it currently being, audited or investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general or other authorities of any agency of the U. S. government, or any foreign government, nor, to the Company's knowledge, has such audit or investigation been threatened.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
               INVESTORS AND LENDERS REGARDING SECURITIES MATTERS

         Each Investor and Lender, severally and not jointly, hereby represents and warrants to Parent as follows:

         5.1      REQUISITE POWER AND AUTHORITY

         Such Investor and Lender has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on such Investor's and Lender's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing

         5.2      INVESTMENT REPRESENTATIONS

         Such Investor and Lender understands that neither the H Shares, the Notes nor the shares of Parent Common Stock into which such H Shares and Notes are convertible (the "CONVERSION SHARES") have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such Investor and Lender also understands that the H Shares and Notes, respectively, are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor's representations contained in this Agreement.

         5.3      INVESTOR BEARS ECONOMIC RISK

         Such Investor and Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that it is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests. Such Investor and Lender must bear the economic risk of this investment indefinitely unless the H Shares or the Notes, respectively (or, in the case of each, the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Investor and Lender understands that until the H Shares or the Notes, as the case may be, or the Conversion Shares are registered, there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of the H Shares or Notes, as the case may be, or the Conversion Shares under the circumstances, in the amounts or at the times such Investor might propose.

         5.4      ACQUISITION FOR OWN ACCOUNT

         Such Investor and Lender is acquiring the H Shares and Notes, respectively, and will acquire the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

         5.5      INVESTOR AND LENDER CAN PROTECT ITS INTEREST

         Such Investor and Lender represents that, by reason of its or of its management's business or financial experience, such Investor and Lender has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Investor and Lender is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

         5.6      ACCREDITED INVESTOR

         Such Investor and Lender represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         5.7      PARENT INFORMATION

         Such Investor and Lender has had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent. Such Investor and Lender has also had the opportunity to ask questions of, and receive answers from, Parent and its management regarding the terms and conditions of this investment.

         5.8      RULE 144

         Such Investor and Lender acknowledges and agrees that the H Shares and Notes, respectively, and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor and Lender has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.9      INFORMATION FURNISHED BY INVESTORS AND LENDERS

         Each Investor and each Lender, as to itself or himself only, represents and warrants the matters set forth in this Section 5.9. None of the information supplied or to be supplied by the Investor or the Lender in connection with the transactions contemplated by this Agreement, at the date on which such information is given or on the Closing Date, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Investor or the Lender make no representations or warranties regarding information furnished by or related to any party other than the Investors or the Lenders. None of the information supplied or to be supplied by the Investor or the Lender for inclusion in the Stockholder Materials, at the date on which the S-4 is declared effective by the SEC or on the date of approval of any of the transactions contemplated hereby by the stockholders of the Company, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that the Investor or the Lender makes no representations or warranties regarding information furnished by or related to any party other than the Investor or the Lender.

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

         In order to induce the Company, the Lenders and the Investors to enter into and perform this Agreement and the other Operative Documents, Parent and Merger Sub jointly and severally represent and warrant (except where such representation or warranty specifically related to only one of the Parent or Merger Sub, in which case only that party makes such representation or warranty), and except as otherwise set forth in the Parent Disclosure Memorandum attached hereto as EXHIBIT 6 (the "PARENT DISCLOSURE MEMORANDUM"), to the Company, the Lenders and the Investors as of the date of this Agreement as follows in this Article VI: The Parent shall be deemed to have "KNOWLEDGE" of a fact or circumstance if any executive officer or director of Parent has actual knowledge of any such fact or circumstance, including without limitation any fact or circumstance brought to the attention of an officer or director of Parent by the Company.

         6.1      ORGANIZATION

         Parent and Merger Sub are corporations duly organized, validly existing and in good standing (to the extent such terms exist) under the laws of the State of Delaware. Parent and Merger Sub have all requisite corporate power and authority to own, operate and lease their respective properties and assets and to carry on their respective businesses as now conducted and as currently proposed to be conducted. Parent and Merger Sub are duly qualified and licensed as foreign corporations to do business and are in good standing (to the extent "qualified to do business" and "good standing" exist) in each jurisdiction in which the character of Parent and Merger Sub's properties occupied, owned or held under lease or the nature of the business conducted by Parent and Merger Sub makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Parent Material Adverse Effect. For purposes of this Agreement, the term "Parent Material Adverse Effect" shall mean any material adverse effect on the business, operations, assets, financial condition or results of operations of the Parent; provided, however, that Parent Material Adverse

Effect shall not include any change, circumstance, event or effect that relates to or results from the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or general economic conditions.

         6.2      ENFORCEABILITY

                  6.2.1 Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative Documents to which they are a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Parent and Merger Sub and their officers, directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which Parent and Merger Sub are a party, (ii) the consummation of the Merger, and (iii) the performance of all Parent and Merger Sub obligations under this Agreement and the other Operative Documents to which Parent and Merger Sub are a party, required to be taken as of the Closing, has been taken, or will as of the Closing have been taken. Due to the requirements of the Nasdaq National Market System (the "Parent's Trading Market"), the stockholders of Parent shall consider this Agreement and the Merger and the following vote of the holders of Parent Capital Stock is sufficient for the Parent's stockholders to duly approve this Agreement and the
Merger: the affirmative vote of a majority of the shares of Parent Common Stock and Series G Preferred Stock, voting together as a single class, present or represented and voting on the matter at a meeting at which a quorum is present. With respect to any related amendments to Parent's Restated Certificate of Incorporation, the following vote of Parent's Capital Stock shall be required: the affirmative vote of a majority of the outstanding shares of Parent Common Stock and Series G Preferred Stock voting together as a single class.

                  6.2.2 This Agreement has been, and each of the other Operative Documents to which the Parent and Merger Sub are a party at the Closing will have been, duly executed and delivered by the Parent and Merger Sub, and this Agreement is, and each of the other Operative Documents to which Parent and Merger Sub are a party will be at the Closing, assuming due authorization, execution and delivery of this Agreement and the other Operative Documents by the Company, the Investors and the Lenders, a legal, valid and binding obligation of the Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         6.3      CAPITALIZATION

                  (a) The authorized capital stock of Parent consists of 64,000,000 shares, consisting of 50,000,000 shares of Parent Common Stock, par value $.001 per share, and 14,000,000 shares of preferred stock, par value $.001 per share. Of the authorized preferred stock, 1,500,000 shares are designated as Series G Preferred Stock, par value $.001 per share (the "SERIES G PREFERRED"), and 500,000 shares are designated as Series A Preferred Junior Participating Preferred, and 10,000,000 shares will be designated as Series H Preferred Stock, par value $.001 per share.

                  (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 23,287,184 shares of Parent Common Stock; and 1,500,000 shares of Series G Preferred Stock. Such outstanding shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable.

                  (c) As of the date of this Agreement, other than (i) Options to purchase up to 7,167,247 shares of Parent Common Stock that have been granted under the Parent Option Plans, (ii) Warrants to purchase up to 150,000 shares of Parent Common Stock, (iii) the rights created pursuant to the Rights Agreement dated as of January 24, 1991 by and between the Parent and Fleet National Bank (f/k/a/ The First National Bank of Boston) as amended (the "Rights Agreement") and 249,529 shares reserved under the Parent's Stock Purchase Plan, this Agreement, (iv) and the Series G Preferred, there are no outstanding rights of first refusal or offer, preemptive rights, options, warrants, conversion rights or other agreements (or obligations to issue such options, warrants or conversion rights), either directly or indirectly, for the purchase or acquisition from Parent or, to the Parent's knowledge, any stockholder of any shares of Capital Stock or any securities convertible into or exchangeable for shares of any Capital Stock of Parent ("PARENT CAPITAL STOCK") (all such Options, Warrants and other rights are sometimes referred to herein as "PARENT STOCK PURCHASE RIGHTS"). Parent has provided to the Company a spreadsheet referencing this representation that accurately reflects the number of such Options, any Warrants and Parent Stock Purchase Rights outstanding, the grant or issue dates, vesting schedules and exercise or conversion prices thereof and, in each case, the identities of the holders and an indication of their relationships to Parent (if any exist other than a security holder). Parent has delivered to the Company true and correct copies of the Parent Option Plans, the form of stock option agreements relating to Options granted thereunder, and all warrants to purchase Parent Common Stock.

                  (d) Parent is not a party to any agreement and, to Parent's knowledge (other than agreements entered into in connection with this Agreement), there is no agreement between any person, that affects or relates to the voting or giving of written consents with respect to any securities of Parent or the voting by any director of Parent. Based upon a review of the filings made with the SEC, no stockholder of Parent owning beneficially 5% or more of any class of Parent Capital Stock ("5% PARENT STOCKHOLDER") or any affiliate thereof is indebted to Parent, and Parent is not indebted to any 5% Parent Stockholder or any affiliate thereof. Parent is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued other than pursuant to the agreements shown in the Parent Disclosure Memorandum or as contemplated by this Agreement.

                  (e) All rights of refusal, preemptive, co-sale rights and registration rights granted by Parent with respect to Parent Capital Stock or Parent Stock Purchase Rights are described on Schedule 6.3(e) to the Parent Disclosure Memorandum.

         6.4      SUBSIDIARIES AND AFFILIATES

         Except as disclosed in the Parent Disclosure Memorandum, neither Parent or Merger Sub owns or controls, directly or indirectly, any corporation, partnership, limited liability company or other business entity.

         6.5      NO APPROVALS; NO CONFLICTS

                    (a) The execution, delivery and performance by Parent of this Agreement and the other Operative Documents to which Parent and Merger Sub are a party, the effectiveness of the Merger and the performance by Parent and Merger Sub of their obligations pursuant to this Agreement and the other Operative Documents to which they are a party, will not (a) constitute a material violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to Parent or Merger Sub;
(b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person, except for (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the Delaware Secretary of State, (iii) the approval by the stockholders of Parent and Merger Sub of the transactions contemplated hereby, as provided under the rules of Parent's Trading Market and the Certificate of Incorporation and Bylaws of Parent and Merger Sub, respectively, and (iv) if applicable, the notification requirements of the Hart-Scott-Rodino Act; (c) result in a material default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material agreement, lease, note or other restriction, encumbrance, obligation or liability to which Parent or Merger Sub is a party or by which either is bound or to which any assets of Parent or Merger Sub are subject; (d) result in the creation of any Encumbrance upon any material assets of Parent or Merger Sub;
(e) conflict with or result in a breach of or constitute a default under any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub; or (f) invalidate or materially adversely affect any permit, license or authorization currently material to the conduct of the business of Parent.

                    (b) Parent has adopted an amendment to the Rights Agreement, a true and correct copy of which has been delivered to the Company and its counsel and attached to this Agreement as EXHIBIT 6.5(b), pursuant to which the Investors will not be deemed to be Acquiring Persons (as defined in the Rights Agreement) as a result of the execution or consummation of the transactions provided for by this Agreement including without limitation, the consummation of the Merger, and the Investors will be permitted to purchase such additional shares of Parent as set forth in the amendment to the Rights Agreement without being deemed to be Acquiring Persons.

         6.6      FINANCIAL STATEMENTS

         Parent has delivered to the Company (a) a consolidated balance sheet and consolidated statements of operations, stockholders' equity and cash flows of Parent at and for each of the fiscal years ended December 30, 2000, January 1, 2000, and January 2, 1999, and accompanying notes, audited by PriceWaterhouseCoopers LLP, independent auditors and certified public accountants, and (b) the unaudited balance sheet and unaudited statement of operations, stockholders' equity and cash flows of parent at and for each of the three month periods ended March 31, 2001 and June 30, 2001 (the "PARENT UNAUDITED FINANCIAL STATEMENTS"). All the foregoing financial statements are herein referred to as the "PARENT FINANCIAL STATEMENTS." The balance sheet of Parent as of December 30, 2000 is herein referred to as the "PARENT BALANCE SHEET." The Parent Financial Statements have been prepared in conformity with GAAP (except in the case of the Parent Unaudited Financial Statements with respect to the absence of footnotes and subject to normal year-end audit adjustments) on a basis consistent with prior accounting periods and fairly present the consolidated financial position, results of operations and changes in financial position of Parent as of the dates and for the periods indicated.
Schedule 6.6 to the Disclosure Memorandum sets forth all promissory notes, loans, lines of credits or similar obligations pursuant to which Parent is an obligor, together with all the amounts owed by Parent under such obligations, as of December 30, 2000, and all liabilities under equipment leases of Parent (the "PARENT OPERATING LEASE LIABILITIES") as of December 30, 2000. Schedule 6.6 sets forth all indebtedness or other amounts owed by any 5% Parent Stockholders to the Parent, as of the date hereof.

         6.7      ABSENCE OF CERTAIN CHANGES OR EVENTS

         From the date of Parent Balance Sheet through and including the date hereof, Parent has conducted its business in the ordinary course and has not entered into or agreed to enter into any transactions, agreements or commitments, suffered the occurrence of any event or events or experienced any change in business, operations, assets, financial condition or results of operations that, in the aggregate, has resulted in a Parent Material Adverse Effect. Without limiting the generality of the foregoing, except for transactions specifically contemplated in this Agreement or the other Operative Documents, from the date of the Balance Sheet through and including the date hereof, Parent has not:

                    (a) received written notice or, to the knowledge of Parent, oral notice that there has been or will be a loss of, or contract cancellation by, any current customer, supplier or licenser of Parent, which loss or cancellation would result in lost annual revenues to Parent of at least $1,000,000;

                    (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of Parent);

                    (c) granted, other than in the ordinary course of business and consistent with past practice or as would otherwise not be material, any increase in the compensation of directors, officers, employees or consultants;

                    (d) borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any material liabilities or obligations (absolute, accrued or contingent), or incurred any material liabilities or obligations (absolute, accrued or contingent), except liabilities and obligations incurred in the ordinary course of business and consistent with past practice not in excess of $250,000 individually;

                    (e) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                    (f) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except conditional sales or similar security interests granted in connection with the purchase of equipment or supplies in the ordinary course of business;

                    (g) written down the value of any inventory (including write-downs by reason of shrinkage or markdown) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs that are in the aggregate less than $500,000, incurred in the ordinary course of business and consistent with past practice;

                    (h) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $250,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

                    (i) made any single capital expenditure or commitment in excess of $250,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $2,000,000 for additions to property, plant, equipment or intangible capital assets;

                    (j) made any change in any method of accounting or accounting practice or internal control procedure, except for any change which is required by reason of U.S. GAAP or Regulation S-X under the Exchange Act;

                    (k) issued any capital stock, other securities or options or other rights to acquire capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Parent except for the issuance of shares of Parent Capital Stock upon exercise or conversion of outstanding Options or Parent Stock Purchase Rights;

                    (l) except for transactions that are not material in the aggregate, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of Parent's officers, directors or employees or any affiliate of Parent's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule
6.16 of the Parent Disclosure Memorandum, and (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business;

                    (m) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of Parent to a third party or any amendment or change to any existing license or other agreement relating to intellectual property, except in the ordinary course of business;

                    (n) incurred, assumed or guaranteed any indebtedness for borrowed money other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practice; or

                    (o) agreed, whether in writing or otherwise, to take any action described in this SECTION 6.7.

         6.8      TAXES

                  (a) (i)    All Parent Tax Returns (as defined below), with
respect to each of the tax years subsequent to fiscal year 1997, required to be filed by or on behalf of Parent have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Parent Tax Returns are required to be filed, and all such Parent Tax Returns were at the time they were filed true, correct and complete in all material aspects; (ii) all Taxes of Parent (whether or not reflected on any Parent Tax Return) have been fully and timely paid or properly accrued; (iii) no waivers of statutes of limitation have been given by Parent that remain in effect or requested from Parent in connection with any Parent Tax Returns covering Parent with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where Parent does not file Parent Tax Returns has made in writing or otherwise a claim, assertion or threat to Parent that Parent is or may be subject to taxation by such jurisdiction; (v) Parent has duly and timely withheld from employee salaries, wages, compensation and other payments and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; (vi) there are no liens with respect to Taxes on any of Parent's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings or closing agreements relating to Parent that could affect the liability for Taxes or the amount of taxable income of Parent for any period (or portion of a period) after the date hereof; and (viii) any adjustment of Taxes of Parent made by the IRS in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

                    (b) There is no dispute or claim concerning any Tax liability of Parent either (i) claimed or raised by any governmental authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of Parent have knowledge based on contact or correspondence with any agent of such authority. Schedule 6.8 to the Parent Disclosure Memorandum lists all Parent Federal Income Tax Returns filed with respect to Parent for taxable periods ended on or after Parent's 1999 fiscal year that have been audited, and indicates those Parent Federal Income Tax Returns that currently are the subject of audit. Parent has made available to the Company correct and complete copies of all Parent Federal Income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by Parent since Parent's 1999 fiscal year.

                    (c) Parent has not made any payment or payments, is not obligated to make any payment or payments and is not a party to (or a participating employer in) any agreement or Employee Benefit Plan that could obligate it, the Surviving Corporation or the Company to make any payment or payments that would constitute an "excess parachute payment," as defined in
Section 280G of the Code (or any similar provision of state, local or foreign law) or that would otherwise not be deductible under Section 162 or Section 404 of the Code.

                    (d) Parent has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                    (e) Parent is not a party to any Tax allocation or sharing agreement. Parent (i) has not been a member of a Parent Tax Group filing a consolidated income tax return under Section 1501 of the Code (or any similar provision of state, local or foreign law) and (ii) does not have any liability for Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor by contract or otherwise.

                    (f) The unpaid Taxes of Parent (i) did not, as of December 30, 2000, exceed the reserve for Tax liability set forth on the face (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) of the Parent Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time and operations in the ordinary course of business through the Closing Date.

                    (g) All Options that Parent has treated as incentive stock options under Section 421 of the Code meet the requirements of Section 422 of the Code.

                    (h) None of the assets of Parent (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) is property that Parent is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

                    (i) Parent has not taken or agreed to take any action, or failed to take any action, that would prevent the Merger from qualifying as a reorganization within the meaning of the Code.

                    (j) Parent has not been a party to a distribution to which
Section 355(d) or (e) of the Code applies.

                    (k) Parent has not filed a consent under Section 341(f) of the Code concerning collapsible corporations.

                    (l) Parent has disclosed on its federal Parent Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

         As used in this Agreement, the following terms shall have the following meanings:

         "TAXES" means (i) all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties and other assessments, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other fee or other like assessment or charge of any kind whatsoever imposed by any tax authority, together with any interest, penalties or additions to tax; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement, or any other express or implied agreement to indemnify any other person; and "TAX" means any of the foregoing Taxes.

         "PARENT TAX GROUP" means any federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which Parent is now or was formerly a member.

         "PARENT TAX RETURNS" means any Parent return, declaration, report, claim for refund, information return, statement or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         6.9      PROPERTY

                    (a) Schedule 6.9(a) to the Parent Disclosure Memorandum contains a complete and accurate list of all real property owned, leased or currently being used by Parent (the "PARENT REAL PROPERTY"). Parent has delivered to the Company or its counsel true and complete copies of all written leases, subleases, rental agreements, contracts of sale, tenancies or licenses relating to the Parent Real Property.

                    (b) Schedule 6.9(b) to the Parent Disclosure Memorandum contains a complete and accurate list of each item of personal property having a book value in excess of $100,000 that is owned, leased, rented or used by Parent (the "PARENT PERSONAL PROPERTY"); provided that such list need not describe Parent Intellectual Property (as defined in Section 6.17 below), listed on
Schedule 6.17 to the Disclosure Memorandum, or Inventory. Parent has delivered or made available to the Company true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses to which the Parent Personal Property is subject.

                    (c) The Parent Real Property and the Parent Personal Property include all the properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Parent Personal Property, property rights with an individual book value of less than $100,000 and the Parent Intellectual Property) reflected in the Parent Balance Sheet (except for such properties or assets sold since the date of Parent Balance Sheet in the ordinary course of business and consistent with past practice) and all the properties and assets purchased by Parent since the date of the Parent Balance Sheet (other than, in the case of the Parent Personal Property, property rights with an individual book value of less than $100,000 and the Parent Intellectual Property). The Parent Real Property and the Parent Personal Property include all material property used in the business of Parent, other than the Parent Intellectual Property. Parent's offices and other structures and the Parent Personal Property are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put.

                    (d) Parent's title to or leasehold interest in each parcel of the Parent Real Property is free and clear of all Encumbrances except for Parent Permitted Encumbrances as defined below. Each lease of any portion of the Parent Real Property is valid, binding and enforceable in accordance with its terms against Parent and to Parent's knowledge the parties thereto, Parent has performed in all material respects all obligations imposed on it thereunder, and neither Parent nor, to Parent's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder by Parent or, to Parent's knowledge, by any other party. Parent has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Parent Real Property, except for any subleases or assignments that Parent contemplates and has disclosed to the Company regarding Parent's Boulder facilities, which sublease or assignment is disclosed in the Parent Disclosure Memorandum.

                    (e) For the purposes of this Agreement, "PARENT PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes or governmental charges or claims
(A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (ii) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (A) not yet due and payable or (B) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor,
(iii) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (iv) security interests incurred under Parent's line of credit with Congress Financial Corporation and any other security interests or liens existing at the date of this Agreement as disclosed in the SEC Documents, and (v) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Parent and do not materially detract from the value of the property upon which such encumbrance exists.

                    (f) The Parent Personal Property is free and clear of all Encumbrances, except Parent Permitted Encumbrances, and other than leased Parent Personal Property that is so noted on the list supplied pursuant to SECTION 6.9(b), Parent owns such Parent Personal Property. Each lease, license, rental agreement, contract of sale or other agreement to which the Parent Personal Property is subject is valid, binding and enforceable in accordance with its terms against Parent and, to Parent's knowledge, the parties thereto, Parent has performed in all material respects all obligations imposed on it thereunder, and neither Parent nor, to Parent's knowledge, any other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default by Parent or, to Parent's knowledge, any other party thereunder. Parent has not granted any lease, sublease, tenancy or license of any portion of the Parent Personal Property, except in the ordinary course of business.

                    (g) To Parent's knowledge, there are no applicable adverse zoning, building or land use codes or rules, ordinances, regulations or other restrictions relating to zoning or land use that currently or could reasonably be expected to prevent, or cause the imposition of material fines or penalties as the result of, the use of all or any portion of the Parent Real Property for the conduct of the business as presently conducted. Parent has received all necessary material approvals with regard to occupancy and maintenance of the Parent Real Property.

         6.10      CONTRACTS

                   6.10.1    MATERIAL CONTRACTS

         Schedule 6.10.1 to the Parent Disclosure Memorandum contains a complete and accurate list (other than the Intellectual Property Rights listed on Schedule 6.17 to the Parent Disclosure Memorandum) of all written and, to the knowledge of Parent, oral contracts, agreements and understandings to which Parent is currently a party or by which Parent is currently bound, providing for potential payments by or to Parent in excess of $2,000,000, including, without limitation, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (each, a "PARENT MATERIAL CONTRACT"). All contracts set forth on Schedule 6.10.1 are valid, binding and enforceable in accordance with their terms against Parent and, to the Parent's knowledge, the other parties thereto, except as to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal and state laws affecting the rights or remedies of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities, and are in full force and effect, Parent has performed in all material respects all material obligations imposed on it thereunder, and neither Parent nor, to Parent's knowledge, any other party thereto is in material default thereunder, nor, to Parent's knowledge, is there any event that with notice or lapse of time, or both, would constitute a default by Parent or, to Parent's knowledge, any other party thereunder. True and complete copies of each such written Parent Material Contract have been delivered to the Company by Parent. Except as set forth on Schedule 6.10.1 to the Parent Disclosure Memorandum, Parent has no:

                    (a) contracts, agreements or arrangements (i) with distributors or dealers that cannot be canceled by Parent within 60 days' notice without liability, penalty or premium, (ii) with directors, officers, stockholders, employees, agents, consultants, advisors, salespeople, or sales representatives providing for the payment of any bonus or commission based on sales or earnings, or (iii) affecting or relating to former employees of Parent;

                    (b) employment agreement, or any other agreement for services that contains severance or termination pay liabilities or obligations;

                    (c) noncompetition agreement or other arrangement that would prevent Parent from carrying on its business anywhere in the world;

                    (d) written or, to the knowledge of Parent, oral notice that any party to a contract listed on Schedule 6.10.1 to the Parent Disclosure Memorandum intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                    (e) material dispute with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees;

                    (f) product distribution agreement, development agreement or license agreement as licensor or licensee (except for agreements relating to "Off-The-Shelf Software") or otherwise disclosed in Section 6.17 to the Parent Disclosure Memorandum;

                    (g) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                    (h) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Parent Financial Statements; or

                    (i) agreements or commitments to provide indemnification, other than those entered into in the ordinary course of business.

                    6.10.2    REQUIRED CONSENTS

         The execution and delivery of this Agreement and the performance of the obligations of Parent hereunder will not constitute a material default under any Parent Material Contract and do not require the consent of any other party to any Parent Material Contract, except for those consents listed on Schedule
6.10.2 to the Parent Disclosure Memorandum.

         6.11      CUSTOMERS AND SUPPLIERS

         Schedule 6.11 to the Parent Disclosure Memorandum sets forth (a) a complete and accurate list of the customers of Parent accounting for 5% or more of Parent's revenues during the fiscal year ended December 30, 2000, and (b) a complete and accurate list of the suppliers of Parent from whom Parent has purchased 5% or more of the goods or services purchased by Parent in the fiscal year ended December 30, 2000. As of the date hereof, Parent has not received any written, or to the knowledge of Parent, oral notice from its customers or suppliers that would cause it, in its reasonable judgment, to expect any material reduction in the business activity between Parent and any customers or suppliers named on such Schedule 6.11.

         6.12      WARRANTIES AND RETURNS

         Schedule 6.12 to the Parent Disclosure Memorandum sets forth Parent's warranties currently made with respect to its business, products and services, and current policies with respect to returns of products in the course of Parent's conduct of the business. Except as set forth on the Parent Disclosure Memorandum, Parent has not made any express warranties in connection with the sale of its products and services. Claims against Parent for warranty costs (individually or in the aggregate, but net of warranties passed through to vendors) with respect to products and services during each of the last three fiscal years did not exceed $8,600,000, and there are no outstanding or, to Parent's knowledge, threatened claims for any such warranty costs that would exceed $10,200,000 (individually or in the aggregate, but net of warranties passed through to vendors). As used above, the term "WARRANTY COST" shall mean costs and expenses associated with correcting, returning or replacing defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

         6.13      CLAIMS AND LEGAL PROCEEDINGS

         Except as disclosed on Schedule 6.13 to the Parent Disclosure Memorandum, there are no Proceedings pending or, to Parent's knowledge, threatened against Parent or any of its assets before or by any court or governmental entity except such Proceedings as would not be material. To Parent's knowledge, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any person that would have a Parent Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Parent is a party.

         6.14      LABOR AND EMPLOYMENT MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to Parent's knowledge, threatened against Parent or any of its present or former employees. Parent has complied in all material respects with all material provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. Parent is not engaged in any unfair labor practice, and there is no labor strike, dispute, slowdown or stoppage pending or, to Parent's knowledge, threatened against or affecting Parent. Parent is not a party to any collective bargaining agreement. Parent has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of Parent. Except as disclosed in the Parent Disclosure Memorandum, each current employee, officer and consultant of Parent has executed a Parent Employment Proprietary Information Agreement in the form provided to the Company. To Parent's knowledge, no employee (or person performing similar functions) of Parent is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with Parent or any other party. All employees of Parent are employed on an "at will" basis, and, to Parent's knowledge, are eligible to work and are lawfully employed in the United States.

         6.15      EMPLOYEE BENEFIT PLANS

                    6.15.1    DEFINITIONS

         As used in this Agreement, "PARENT EMPLOYEE BENEFIT PLAN" means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by Parent or, if an employment, consulting or personal services contract, to which Parent is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Parent (or any dependent or beneficiary of any such individual), or (iii) with respect to which Parent has (or could have) any obligation or liability.

                    6.15.2    EMPLOYEE BENEFIT PLAN LISTING

         Schedule 6.15.2 contains a complete and accurate list of all material written, and to the knowledge of Parent, oral Parent Employee Benefit Plans. Except as disclosed in the Parent Disclosure Memorandum, Parent does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Parent Employee Benefit Plan, or to modify or amend any existing Parent Employee Benefit Plan, except for amendments required by statute, regulation or administrative pronouncement. There has been no amendment, interpretation or other announcement (written or oral) by Parent or any other Person relating to, or change in participation or coverage under, any Parent Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining such Parent Employee Benefit Plan (or the Parent Employee Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Parent Financial Statements. The terms of each Parent Employee Benefit Plan permit Parent to amend or terminate such Parent Employee Benefit Plan at any time and for any reason (except to the extent prohibited by law) without penalty and without material liability or expense. None of the rights of the Company under any Parent Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

                    6.15.3    DOCUMENTS PROVIDED

         Parent has made available to the Company true, correct and complete copies (or, in the case of unwritten Parent Employee Benefit Plans, descriptions) of all Parent Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Parent Employee Benefit Plan, copies of the following: (a) the last three annual reports (Form 5500 series) filed with respect to such Parent Employee Benefit Plan; (b) the most recent summary plan descriptions (and all summaries of material modifications related thereto) and employee manuals distributed with respect to such Parent Employee Benefit Plan; (c) all material communications filed or distributed with respect to such Parent Employee Benefit Plan during the last year; (d) all contracts and agreements (and any amendments thereto) relating to such Parent Employee Benefit Plan, including, without limitation, trust agreements, investment management agreements, annuity contracts, insurance contracts, bonds, indemnification agreements and service provider agreements; (e) the most recent determination letter issued by the IRS with respect to such Parent Employee Benefit Plan; (f) all written communications relating to the amendment, creation or termination of such Parent Employee Benefit Plan, or an increase or decrease in benefits, acceleration of payments or vesting or other events that could result in a material liability to Parent since the date of the most recently completed and filed annual report (Form 5500 series); (g) all correspondence to or from any governmental entity or agency relating to such Parent Employee Benefit Plan; (h) samples of all administrative forms currently in use, including, without limitation, all COBRA and HIPAA forms and notices; (i) all coverage, nondiscrimination, top heavy and Code Section 415 tests performed with respect to such Parent Employee Benefit Plan for the last three years; and (j) the most recent Joint Proxy and Registration Statement, annual report (Form 11-K) and prospectus prepared in connection with such Parent Employee Benefit Plan.

                    6.15.4    COMPLIANCE

         With respect to each Parent Employee Benefit Plan: (a) such Parent Employee Benefit Plan is, and at all times since 1997has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (b) Parent and all other Persons (including, without limitation, all fiduciaries) have, at all times, properly performed in all material respects all of their duties and obligations (whether arising by operation of law or by contract) under or with respect to such Parent Employee Benefit Plan, including, without limitation, all reporting, disclosure and notification obligations; (c) all returns, reports and other information (including, without limitation, all Form 5500 series annual reports, together with all schedules and audit reports required with respect thereto) relating to such Parent Employee Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (d) all notices, statements, reports and other disclosure (including, without limitation, all summary plan descriptions) required to be given or made to participants in such Parent Employee Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided; (e) neither Parent nor any fiduciary of such Parent Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; (f) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under
Section 4975 of the Code for which an exemption is not available; and (g) Parent has not incurred, and there exists no condition or set of circumstances in connection with which Parent, the Surviving Corporation or the Company could incur, directly or indirectly, any material liability or expense (except for routine contributions, benefit payments and administrative expenses) under ERISA, the Code or any other applicable law, statute, order, rule or regulation, or pursuant to any indemnification or similar agreement, with respect to such Parent Employee Benefit Plan.

                    6.15.5    QUALIFICATION

         Each Parent Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since 1997 has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Parent Employee Benefit Plan either (a) is the subject of an unrevoked favorable determination letter from the IRS with respect to such Parent Employee Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or (b) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS which shall apply retroactively to the inception of such Parent Employee Benefit Plan. No fact exists or is reasonably expected by the Company to arise, that could adversely affect the qualification or exemption of any such Parent Employee Benefit Plan or its related trust. No such Parent Employee Benefit Plan is a "top-heavy plan," as defined in Section 416 of the Code.

                    6.15.6    CONTRIBUTIONS, PREMIUMS AND OTHER PAYMENTS

         All contributions, premiums and other payments due or required to be paid to (or with respect to) each Parent Employee Benefit Plan have been timely paid, or, if not yet due but due on or before the Closing Date, or if to become due with respect to any period before or ending on the Closing Date, have been accrued as a liability on the Parent Balance Sheet. All income taxes and wage taxes that are required by law to be withheld from benefits derived under the Parent Employee Benefit Plans have been properly withheld and remitted to the proper depository.

                    6.15.7    RELATED EMPLOYERS

         Parent is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of
Section 414(m) of the Code, or (iv) any other group of Persons treated as a single employer under Section 414(o) of the Code.

                    6.15.8 MULTIEMPLOYER, DEFINED BENEFIT AND MONEY PURCHASE PENSION PLANS AND MULTIPLE EMPLOYER WELFARE ARRANGEMENTS

         Parent does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), (a) a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code,
(b) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, (c) an employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (d) a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                    6.15.9    POST-TERMINATION BENEFITS

         Neither Parent nor any Parent Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of Parent, other than (a) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (b) retirement benefits under any Parent Employee Benefit Plan that is qualified under Section 401(a) of the Code, and (c) deferred compensation that is accrued as a current liability on the Parent Balance Sheet.

                    6.15.10   SUITS, CLAIMS AND INVESTIGATIONS

         There are no actions, suits or claims (other than routine claims for benefits and qualified domestic relations orders) pending or, to the knowledge of Parent, threatened with respect to (or against the assets of) any Parent Employee Benefit Plan, nor, to the knowledge of Parent, is there a basis for any such action, suit or claim. No Parent Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other governmental entity or agency, and, to the knowledge of Parent, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

                    6.15.11   EFFECT OF TRANSACTION

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, will (a) entitle any individual to severance pay, unemployment compensation or any other payment from Parent, the Surviving Corporation, the Company or any Parent Employee Benefit Plan, (b) otherwise increase the amount of compensation due to any individual or forgive indebtedness owed by any individual, (c) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Parent Employee Benefit Plan, or
(d) require Parent, the Surviving Corporation or the Company to transfer or set aside any assets to fund or otherwise provide for any benefits for any individual.

         6.16      PERSONNEL

         Schedule 6.16 to the Parent Disclosure Memorandum lists (a) the names, titles and current compensation amounts of all employees of Parent with annual base salaries or wages in excess of $50,000, (b) compensation amounts of all directors of Parent, and (c) the names and current compensation packages of all independent contractors and consultants of Parent with annual compensation in excess of $50,000. Parent is not in default with respect to any of its obligations relating to payment of wages and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger.

         6.17      INTELLECTUAL PROPERTY

                    6.17.1    DEFINITIONS

         For purposes of this SECTION 6.17, the following terms shall have the following meanings:

         "PARENT INTELLECTUAL PROPERTY" means all Intellectual Property Rights owned by, licensed to or otherwise available to Parent.

                    6.17.2    GENERAL

         The Parent owns or has sufficient rights to use, including the right to bring actions for the infringement of, and the Parent Intellectual Property represents, all Intellectual Property Rights necessary or required for the conduct of the Parent's business as currently conducted and as currently proposed to be conducted. Parent is not a party to any agreement that contains any restriction on Parent's ability to use or practice any Parent Intellectual Property that is material to the business of Parent as presently conducted or as currently proposed to be conducted.

                    6.17.3    LISTING OF PARENT INTELLECTUAL PROPERTY

         SECTION 6.17.3 contains a true and complete list of all of Parent's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, copyrights, copyright registrations and applications, and any other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Parent to protect its interests in Parent Intellectual Property.

                    6.17.4    INBOUND LICENSE AGREEMENTS

         SCHEDULE 16.17.4 sets forth a complete and accurate list of each agreement (the "PARENT INBOUND LICENSE AGREEMENTS") granting to Parent any right to use or practice any Intellectual Property Rights other than rights in software commercially available on reasonable terms to any person for a license fee of no more than fifty thousand dollars ($50,000) or shrink wrap licenses to commercially available software sold at retail, indicating for each agreement the title, the parties thereto, the term thereof and the amount of any future royalty or license fee payable thereunder. To Parent's knowledge, all Parent Inbound License Agreements are valid, binding and in full force and effect. Parent has performed in all material respects its obligations under the Parent Inbound License Agreements, Parent is not in default thereunder, and to Parent's knowledge no event or circumstance has occurred under any Parent Inbound License Agreement that with notice or lapse of time or both would constitute a default or event of default on the part of Parent or give to any other party the right to terminate or modify any of Parent's rights under such Parent Inbound License Agreement. There is no material outstanding or, to the knowledge of Parent, threatened dispute or disagreement with respect to any Parent Inbound License Agreement. Parent has not received written notice that any party to any Parent Inbound License Agreement intends to cancel, terminate or refuse to renew (if renewable) any of Parent's rights under such Parent Inbound License Agreement or to exercise or decline to exercise any option or right thereunder.

                    6.17.5    OUTBOUND LICENSE AGREEMENTS

         Schedule 16.17.5 sets forth a complete and accurate list of each agreement (the "PARENT OUTBOUND LICENSE AGREEMENTS") under which Parent has granted any right to use or practice any Intellectual Property Rights other than nonexclusive rights in software granted in the ordinary course of Parent's business for which the total payments to Parent did not exceed fifty thousand dollars ($50,000) and that are not otherwise material to Parent, indicating for each agreement the title, the parties thereto and the term thereof. To Parent's knowledge, all Parent Outbound License Agreements are valid, binding and in full force and effect. Parent has performed in all material respects its obligations under the Parent Outbound License Agreements, Parent is not in default thereunder, and to Parent's knowledge no event or circumstance has occurred under any Parent Outbound License Agreement that with notice or lapse of time or both would constitute a default or event of default on the part of Parent or give to any other party the right to terminate or modify any of Parent's rights under such Parent Outbound License Agreement. There is no material outstanding or, to the knowledge of Parent, threatened dispute or disagreement with respect to any Parent Outbound License Agreement. Parent has not received written notice that any party to any Parent Outbound License Agreement intends to cancel, terminate or refuse to renew (if renewable) such Parent Outbound License Agreement or to exercise or decline to exercise any option or right thereunder.

                    6.17.6    NO INFRINGEMENT BY PARENT

         Parent Intellectual Property and the conduct of Parent's business as currently conducted and as currently proposed to be conducted do not infringe, violate, misappropriate or otherwise misuse any third party Intellectual Property Rights, and Parent has not received any complaint, claim or notice alleging any such infringement, violation, misappropriation or misuse or any act of unfair competition by Parent. To the best knowledge of Parent, no goods, services, or other products which are sold, licensed or otherwise supplied, used or employed by Parent infringe, violate, misappropriate or otherwise misuse any third party Intellectual Property Rights, and Parent has not received any complaint, claim or notice alleging any such infringement, violation, misappropriation or misuse. Nothing has come to the attention of Parent to the effect that the name of Parent or any business name, trade mark, service mark or domain name used or owned by Parent is the same as, or is confusingly or deceptively similar to, the name of any other company or business, trade name or domain name or to the trade mark or service mark owned or used by any other person. No litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and, to the knowledge of Parent, no notice or other claim in writing has been received by Parent (i) alleging that Parent has engaged in any activity or conduct that infringes, violates, misappropriates or otherwise misuses the Intellectual Property Rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Parent Intellectual Property.

                    6.17.7    NO INFRINGEMENT BY THIRD PARTIES

         To Parent's knowledge, no third party is infringing, violating, misappropriating or misusing any Parent Intellectual Property that is owned or exclusively licensed to Parent, or committing any act of unfair competition with respect to Parent, and no such claims have been brought against any third party by Parent. Parent has not entered into any agreement granting any Person the right to bring any action with respect to, or otherwise to enforce, any Parent Intellectual Property.

                    6.17.8    PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

         Parent has taken reasonable steps to protect Parent Intellectual Property. Without limiting the generality of the foregoing, Parent enforces a policy of requiring each employee, consultant and contractor of Parent to execute agreements that contain provisions designed to prevent unauthorized disclosure of Parent Intellectual Property. With respect to employees, such agreements are substantially in Parent's standard forms and also assign to Parent all Intellectual Property Rights relating to Parent's business that are developed by the employee in the course of his or her activities for Parent or are developed during working hours using the resources of Parent. With respect to contractors and consultants, the agreements either assign all Intellectual Property Rights developed pursuant to the agreement or license such rights on agreed-upon terms. Except under confidentiality obligations, to the knowledge of Parent, there has been no disclosure by Parent of material confidential information or trade secrets. Parent has not disclosed any source code to any software to any person or entity other than an employee of Parent who is under a written nondisclosure agreement; and, except as described in Schedule 6.17.8, neither Parent nor any escrow agent is under any contractual or other obligation to disclose any source code or other Parent Intellectual Property. If, as disclosed on Schedule 6.17.8, Parent has deposited any source code or other Parent Intellectual Property into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code or other Parent Intellectual Property from such escrows or arrangements.

                    6.17.9    INDEMNIFICATION FOR USE OF INTELLECTUAL PROPERTY
RIGHTS

         Other than pursuant to standard agreements with customers or supppliers of Parent entered into in the ordinary course of business (accurate and complete copies of which have been made available to the Company by Parent), Parent has not entered into any agreement or offered to indemnify any Person against any charge of infringement, violation, misappropriation or misuse of Intellectual Property Rights.

                    6.17.10   ASSIGNMENT; CHANGE OF CONTROL

         The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Parent Intellectual Property or Parent's rights under any Parent Inbound License Agreement or Parent Outbound License Agreement, nor require any consent in respect of any Parent Intellectual Property, nor require any disclosure or release of any source code or other Parent Intellectual Property from any escrows or other arrangements.

         6.18     ACCOUNTS RECEIVABLE

         All accounts receivable of Parent reflected in the Parent Balance Sheet ("PARENT ACCOUNTS") represent amounts due for services performed or sales actually made in the ordinary course of business and are carried at values determined in accordance with GAAP. To Parent's knowledge, the bad debt reserves and allowances reflected in the Parent Balance Sheet are adequate.

         6.19     INVENTORY

                  (a) All items in the inventory reflected in the Parent Balance Sheet or as currently owned by Parent for use in the operation of the business
(i) have been valued consistent with the inventory valuation policy of Parent in accordance with GAAP consistently applied and (ii) are of a quality and quantity usable and salable in the ordinary course of business.

                  (b) Parent's inventories of finished products and evaluation units as of July 31, 2001, the approximate quantities thereof, and their locations are set forth in

Schedule 6.19(b) to the Disclosure Memorandum. In addition, Schedule 6.19(b) sets forth the value of all raw materials and work in progress as of July 31, 2001.

                  (c) Parent is not aware of any adverse condition, other than shortages of parts, raw materials and supplies common to the industry generally, affecting the quality or supply of raw materials, intermediates, supplies, parts and other materials available to Parent that are necessary to manufacture, package or label the products or are otherwise used in the business.

         6.20     CORPORATE BOOKS AND RECORDS

         Parent and Merger Sub have furnished to the Company or its representatives for their examination true and complete copies of (a) the Certificate of Incorporation and Bylaws of Parent and Merger Sub as currently in effect, including all amendments thereto and (b) the minute books of Parent. Such minutes reflect all meetings of Parent's stockholders, Board of Directors and any committees thereof since Parent's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings.

         6.21     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Parent has received all required Permits, except where the failure to receive any Permit would not have a Parent Material Adverse Effect. Schedule
6.21 to the Parent Disclosure Memorandum contains a list of all Permits with expiration dates, if any. Parent is in material compliance with the terms of all Permits, and all Permits are valid and in full force and effect, and no proceeding is pending or, to Parent's knowledge, threatened, the object of which is to revoke, limit or otherwise affect any Permit. Parent has not received any notifications of any asserted failure to obtain any Permit or any past and unremedied failure to obtain any Permit.

         6.22     COMPLIANCE WITH LAWS

         Parent is and has been in material compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to the operation of its business, to its employees, or to its property, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to antitrust, consumer protection, currency exchange, environmental protection, equal opportunity, prevention of domestic and foreign corrupt practices, health, occupational safety, good laboratory practices, pension, securities and trading-with-the-enemy matters. Parent has not received any written notification of any asserted present or past unremedied failure by Parent to comply with any of such laws, rules, ordinances, decrees or orders.

         6.23     INSURANCE

         The Parent Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by Parent at the date of this Agreement. Parent maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks, in each case, of a nature and in such amounts as are normal and customary in Parent's industry for companies of similar size and financial condition. All insurance policies of Parent are in full force and effect, all premiums with respect thereto due as of the date hereof have been paid, and no written notice of cancellation or termination has been received with respect to any such policy or binder. Such policies or binders are sufficient for compliance with all requirements of law currently applicable to Parent and of all agreements to which Parent is a party. Such policies will not terminate or lapse by reason of the transactions contemplated by this Agreement.

         6.24     BROKERS OR FINDERS

         Except for Broadview International, LLC, whose fees shall be the sole responsibility of Parent, Parent has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of Parent, any liability for investment banking, brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transactions contemplated hereby.

         6.25     INSIDER INTERESTS

         Based solely upon a review of publicly available filings with the Securities and Exchange Commission (the "SEC"), no 5% Parent Stockholder, officer or director of Parent has any interest (other than as a stockholder of Parent) (a) in any Parent Real Property, Parent Personal Property, Parent Intellectual Property used in or directly pertaining to the business of Parent, including, without limitation, inventions, patents, trademarks or trade names, or (b) to Parent's knowledge, in any agreement, contract, arrangement or obligation relating to Parent, its business or its operations. There are no agreements, understandings or proposed transactions between Parent and any of its officers, directors, 5% Parent Stockholders or affiliates other than with respect to officers, employees or directors, agreements and arrangements relating to their employment or directorship. To Parent's knowledge, except for beneficial or record ownership of not more than one percent of the outstanding securities of an entity whose shares are registered under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), Parent and its officers and directors have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which Parent is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any material asset or property, real or personal, tangible or intangible, of Parent or any property, real or personal, tangible or intangible, that is necessary for the conduct of Parent's business.

         6.26     COMPLIANCE WITH ENVIRONMENTAL LAWS

                  6.26.1 Parent is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental, Health, and Safety Requirements except where such violation or failure to be in compliance with such Environmental, Health, and Safety Requirements would not have a Parent Material Adverse Effect.

                  6.26.2 Parent has no basis to expect, nor has it received any written or oral notice, report, order, summons, inquiry or other communication from any governmental authority or any person regarding any actual or alleged violation of or failure to comply with Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) arising under Environmental, Health, and Safety Requirements, including any investigatory, remedial or corrective obligations, relating to Parent, its properties, facilities or operations or any other properties, facilities or assets in which Parent has had an interest, or with respect to any property at or to which Hazardous Materials generated, transferred, or used by Parent or any other person for whose conduct it is or may be held responsible, have been transported, stored, handled, received or disposed.

                  6.26.3 To Parent's knowledge, there has been no release or threat of release of any Hazardous Materials, whether by Parent or any other person, at or from Parent's properties, facilities or operations, any other locations where Hazardous Materials were generated, used or transferred from or by Parent's properties, facilities or operations or any other properties, facilities or operations in which Parent had an interest.

                  6.26.4 Parent has delivered to the Company true and complete copies of any and all environmental assessments and reports relating to Parent's properties, facilities or operations.

         6.27     INFORMATION SUPPLIED BY PARENT

         None of the information supplied or to be supplied by Parent for inclusion in the S-4 or contained in any other material to be delivered to its stockholders in connection with any written consent by or meeting of such stockholders (collectively, "PARENT STOCKHOLDER MATERIALS"), at the date on which the S-4 is declared effective by the Securities and Exchange Commission (the "SEC") or on the date of such approval, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not materially misleading; provided, however, that Parent makes no representations or warranties regarding information furnished by or related to any party other than Parent.

6.28       FULL DISCLOSURE

         None of the representations and warranties made by Parent herein (as modified by the Parent Disclosure Memorandum), nor any statement made in any schedule or the Compliance Certificate and Secretary's Certificate furnished by Parent pursuant to this Agreement, contains any untrue statement of material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.29     ABSENCE OF UNDISCLOSED LIABILITIES

         The Parent and its consolidated subsidiaries have no material liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected or reserved against in the Parent Balance Sheet and that would be required under GAAP to be reflected or reserved in order for the Parent Balance Sheet to fairly represent the consolidated financial condition of the Parent as of such date, except liabilities or obligations incurred since the date of the Parent Balance Sheet in the ordinary course of business and consistent with past practices.

         6.30     GOVERNMENT CONTRACTS

         Parent has not, during the past five years, attempted to sell to or bid on any contract or subcontract with or for any agency of the U. S. government or any foreign government and had any such attempt denied as a result of any prohibition against Parent's dealing with or for or any such agency or government, and Parent has no knowledge of any such prohibition. Parent has not been, nor to its knowledge is it currently being, audited or investigated by the United States Government Accounting Office, the United States Department of Justice, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency or the inspector general or other authorities of any agency of the U. S. government, or any foreign government, nor, to Parent's knowledge, has such audit or investigation been threatened.

         6.31     SECURITIES -- PARENT COMMON STOCK

         The Parent Common Stock to be issued in the Merger pursuant to this Agreement has been duly authorized for issuance, and such Parent Common Stock, when issued and delivered to the Company's stockholders pursuant to this Agreement, (a) will be validly issued, fully paid and nonassessable, free of preemptive rights and (b) will be registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act and registered or exempt from registration under applicable blue sky laws.

         6.32     SECURITIES -- H SHARES AND NOTES

         The H Shares to be issued pursuant to this Agreement have been duly authorized for issuance, and such H Shares, when issued and delivered to the Investors pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights. The Notes to be issued pursuant to this Agreement has been duly authorized for issuance.

         6.33     SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS

         True and complete copies of all reports or Registration Statements filed by Parent with the SEC since December 30, 2000, are available to the Company on the SEC's web site at www.sec.gov, and Parent has made available to the stockholders true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 30, 2000, all Forms 8-K and Forms 10-Q, filed after the date of the last of the Form 10-K and its Proxy Statement relating to its 2001 Annual Meeting of Shareholders, (collectively, the "SEC DOCUMENTS"). Parent has filed all required forms, reports and documents with the SEC since January 1, 1998, including, in the form filed with the SEC, together with any amendments thereto, (i) Annual Reports on Form 10-K, (ii) proxy statements relating to the Company's meetings of stockholders (whether annual or special),
(iii) Quarterly Reports on Form 10-Q, and (iv) any required other reports or registration statements, all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT") and the Exchange Act. As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. Except to the extent that information contained in any Parent SEC form, report or other document was revised or superseded by a later filed form, report or other document filed by Parent, none of Parent's forms, reports or other documents filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent financial statements, included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), were true and correct in all material respects as of their respective dates and present fairly, in accordance with GAAP, the consolidated financial condition of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and any other adjustments described therein). There has been no material change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                            OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Parent:

         7.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company contained herein (as modified by the Disclosure Memorandum) (a) that are expressly qualified by a reference to materiality shall be true in all respects as so qualified when made and at and as of the Effective Time and (b) that are not so qualified shall have been true and correct in all material respects when made and at and as of the Effective Time and, except (i) for changes contemplated by this Agreement and the other Operative Documents, and (ii) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of such date. Notwithstanding the foregoing, the condition set forth in this Section 7.1 shall be deemed to be satisfied if such breaches of the Company's representations and warranties (if any) do not have a Company Material Adverse Effect or a material diminution of benefits expected to be realized by the Parent as a result of the Merger.

         7.2      PERFORMANCE OF AGREEMENTS

         The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing. Notwithstanding the foregoing, the condition set forth in this Section 7.2 shall be deemed to be satisfied if such nonperformance or noncompliance (if any) do not have a Company Material Adverse Effect or a material diminution of benefits expected to be realized by the Parent as a result of the Merger.

         7.3      COMPLIANCE CERTIFICATE

         Parent shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Parent, certifying that the conditions to the obligations of Parent and Merger Sub in SECTIONS 7.1, 7.2, 7.4, and 7.5 have been fulfilled.

         7.4      NO MATERIAL ADVERSE CHANGE

         Since the date of this Agreement and at the Effective Time, there shall not have occurred any Company Material Adverse Effect.

         7.5      APPROVALS

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of the Company, shall have been obtained (except for such of the foregoing as, if not obtained, would not have a Company Material Adverse Effect)and all waiting periods specified by law (including that required by the Hart-Scott-Rodino Act) shall have passed.

         7.6      SECRETARY'S CERTIFICATE

         Parent shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Parent, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholders of the Company authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of the Company's Certificate of Incorporation, certified by the Delaware Secretary of State, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

         7.7      COMPLIANCE WITH LAWS

         The effectiveness of the Merger and the performance by Parent and the Company of their respective obligations pursuant to this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

         7.8      STOCKHOLDER APPROVAL

         This Agreement and the Merger (and, in the case of Parent, the amendment of its Certificate of Incorporation to increase the authorized shares of Parent Common Stock and Parent's Preferred Stock to amounts at least sufficient to permit consummation of the transactions contemplated in this Agreement) shall have been approved by (i) the Company's stockholders as required by the Company's Certificate of Incorporation and applicable law and
(ii) Parent's stockholders are required by Parent's Certificate of Incorporation and applicable law and any requirements of Parent's Trading Market.

         7.9      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending that would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

         7.10     AFFILIATE LETTERS

         The Company shall have delivered or caused to be delivered to Parent an Affiliate Letter substantially in the form of EXHIBIT 7.10 from all of those Persons who were, on the date on which the requisite number of consents or votes had been obtained to approve the Merger, "affiliates" of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act.

         7.11     TERMINATION OF CERTAIN AGREEMENTS

         Any and all rights of refusal, co-sale rights and registration rights (other than pursuant to the Registration Rights Agreement) for the benefit of the holders of Company Capital Stock, or Stock Purchase Rights, all as set forth in the Disclosure Memorandum, shall have terminated.

         7.12     DISSENTER RIGHTS EXERCISED GREATER THAN 20% OF STOCK

         Holders of not more than 20% of the outstanding shares of Company Common Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered before the Effective Time timely written notice of such holders' intent to demand payment as dissenting stockholders for such shares in accordance with the DGCL.

         7.13     CONSENTS TO MERGER

         Schedules 4.5, 4.9, 4.10.2 and 4.14 to the Disclosure Memorandum that treat the Merger as an assignment or otherwise by their terms require consent. The Company shall have received and shall have delivered to Parent or its counsel written consents to the Merger from each of the parties (other than the Company) to such agreements, leases, notes or other documents, which consents shall be reasonably satisfactory in all respects to Parent, provided however that the Company shall not be required to obtain any consents required from Silicon Valley Bank; and provided, further that the Company shall not be required to deliver any consent if the failure to obtain such consent would not have a Company Material Adverse Effect. Without limiting the foregoing, the Company agrees to cooperate with Parent in negotiations with Silicon Valley Bank regarding financing arrangements of the Surviving Corporation.

         7.14     RECEIPT OF LOAN FROM COMPANY

         The Lenders shall have loaned Parent the Initial Loan Amount in accordance with Article II hereof.

         7.15     AMENDMENT TO CERTIFICATE

         The Parent H Certificate shall have been duly adopted by Parent by all necessary corporate action of its Board of Directors and stockholders and shall have been properly filed with and accepted by the Secretary of State of the State of Delaware.

         7.16     LOCK-UP AGREEMENTS

         The Investors shall have executed and delivered a lock-up agreement in substantially the form attached hereto as EXHIBIT 7.16.

         7.17     SEC EFFECTIVENESS

         The SEC shall have declared the Proxy /Registration Statement on Form S-4 prepared pursuant to SECTION 10.6.2 AND 10.8 effective and no stop order suspending the effectiveness of such Proxy /Registration Statement on Form S-4 or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC. Such Proxy/Registration Statement on Form S-4 shall register all shares of Parent Common Stock issuable at the Closing of the Merger pursuant to SECTION 1.8.1.

         7.18     SERIES H PURCHASE

         The Investors shall upon the Closing purchase Series H Shares in accordance with ARTICLE III of this Agreement.

                                  ARTICLE VIII
                             CONDITIONS PRECEDENT TO
                           OBLIGATIONS OF THE COMPANY

         The obligations of the Company to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company.

         8.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Parent and Merger Sub contained herein (a) that are expressly qualified by a reference to materiality shall be true in all respects as so qualified when made and at and as of the Effective Time and (b) that are not so qualified shall have been true and correct in all material respects when made and at and as of the Effective Time and, except (i) for changes contemplated by this Agreement and the other Operative Documents and
(ii) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of such date. Notwithstanding the foregoing, the condition set forth in this Section 8.1 shall be deemed to be satisfied if such breaches of the Parent's representations and warranties (if any) do not have a Parent Material Adverse Effect or a material diminution of benefits expected to be realized by the Company's stockholders as a result of the Merger.

         8.2      PERFORMANCE OF AGREEMENTS

         Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing. Notwithstanding the foregoing, the condition set forth in this Section 8.2 shall be deemed to be satisfied if such nonperformance or noncompliance (if any) do not have a Parent Material Adverse Effect or a material diminution of benefits expected to be realized by the Company's stockholders as a result of the Merger.

         8.3      COMPLIANCE CERTIFICATE

         The Company shall have received a certificate of an officer of each of Parent and the Merger Sub, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in SECTIONS 8.1, 8.2, 8.4 and 8.5 have been fulfilled.

         8.4      NO MATERIAL ADVERSE CHANGE

         Since the date of this Agreement and at the Effective Time, there shall not have occurred any Parent Material Adverse Effect.

         8.5      APPROVALS AND CONSENTS

         All transfers of permits or licenses and all approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, or for the continued operation of Parent, shall have been obtained(except for such of the foregoing as, if not obtained, would not have a Company Material Adverse Effect), and all waiting periods specified by law (including that required by the Hart-Scott-Rodino Act) shall have passed. All other consents, approvals and notices referred to in this Agreement required to be obtained or delivered by Parent or Merger Sub shall have been so obtained or delivered; provided, however, that Parent shall not be required to deliver any consent if the failure to obtain such consent would not have a Parent Material Adverse Effect.

         8.6      SECRETARY'S CERTIFICATE

         The Company shall have received the certificate of the Secretary of Parent and Merger Sub, in form and substance satisfactory to Company, as to the authenticity and effectiveness of the actions of the Board of Directors and stockholders of Parent authorizing the Merger and the transactions contemplated by this Agreement and the other Operative Documents. Copies of Parent's Certificate of Incorporation, certified by the Delaware Secretary of State, and of Parent's Bylaws, certified by the Secretary of the Parent, shall be attached to such certificate.

         8.7      COMPLIANCE WITH LAWS

         The effectiveness of the Merger and the performance by Parent and the Company of the obligations hereunder and under the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

         8.8      LEGAL PROCEEDING

         No order of any court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending which would enjoin, restrain, condition or prevent consummation of this Agreement or any other Operative Document.

         8.9      STOCKHOLDER APPROVAL

         This Agreement and the Merger (and, in the case of Parent, the amendment of its Certificate of Incorporation) shall have been approved by (i) the Company's stockholders as required by the Company's Certificate of Incorporation and applicable law and (ii) Parent's stockholders as required by Parent's Certificate of Incorporation and applicable law and any requirements of Parent's Trading Market.

         8.10     PARENT'S TRADING MARKET LISTING

         The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement shall have been authorized for inclusion on the Parent's Trading Market, subject to isssuance and Parent's Common Stock shall not have been delisted from trading on Parent's Trading Market.

         8.11     S-4 EFFECTIVENESS

         The SEC shall have declared the Proxy/Registration Statement on Form S-4 prepared pursuant to SECTION 10.8 effective and no stop order suspending the effectiveness of such Proxy/Registration Statement on Form S-4 or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC. Such Proxy/Registration Statement on Form S-4 shall register all shares of Parent Common Stock issuable at the Closing of the Merger pursuant to SECTION 1.8.1(b).

         8.12     CONGRESS CONSENT

         The consent of Congress to the Merger and the other transactions contemplated by this Agreement and the other Operative Documents obtained in the Third Amendment to Loan and Security Agreement, Waiver and Consent shall not have been revoked, amended or nullified.

                                   ARTICLE IX
                             CONDITIONS PRECEDENT TO
                          OBLIGATIONS OF THE INVESTORS

         The obligation of each Investor to perform and observe the covenants, agreements and conditions hereof to be performed and observed by such Investor at or before the Closing shall be subject to the satisfaction of the following conditions, which, as to such Investor, may be expressly waived only in writing signed by such Investor:

         9.1      CLOSING OF THE MERGER

         The Merger shall Close as contemplated by this Agreement.

         9.2      COMPLIANCE WITH LAWS

         The purchase of the H Shares by the Investors pursuant to Article III and the performance by Parent and the Company of their respective obligations pursuant to this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Parent or the Company is subject.

         9.3      REGISTRATION RIGHTS AGREEMENT

         The Parent shall have executed and delivered the Registration Rights Agreement.


                                    ARTICLE X
                                    COVENANTS

         Between the date of this Agreement and the Effective Time, or such later period as set forth in these covenants, the parties covenant and agree as set forth in this ARTICLE IX.

         10.1     CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

         Unless Parent shall otherwise agree in writing, the business of the Company shall be conducted in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of Parent, except as set forth in Schedule 10.1(a) through (o) to the Company Disclosure Memorandum, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws, except for an amendment to its Certificate of Incorporation limiting dividends payable on Company Preferred Stock or an amendment to increase the authorized capital of the Company solely to satisfy existing dividend obligations;

                  (b) except for the issuance of shares of Company Capital Stock
(x) upon the exercise or conversion of currently outstanding Options or Stock Purchase Rights, or (y) grants of Company Common Stock to existing or new employees or options to purchase Company Common Stock to existing or new employees with an exercise price equal to the then current fair market value determined in good faith by the Board of Directors of the Company, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of the Company, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, or (iii) except in the ordinary course of business, any assets of the Company;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any Company Capital Stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities, except pursuant to rights of repurchase or refusal with respect to employees or directors pursuant to currently outstanding agreements identified on the Disclosure Schedule;

                  (e) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or, except in the ordinary course of business, any material amount of assets; (ii) incur or modify any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice not in excess of $100,000 and except for equipment lease financings not to exceed $250,000 in the aggregate and capital expenditures made in accordance with a written budget agreed to by Parent that references this section of this Agreement; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice and the value of which does not exceed $100,000;
(iv) authorize any capital expenditure, except in the ordinary course of business consistent with past practice, in excess of $50,000 or make aggregate capital expenditures in excess of $100,000; (v) enter into any purchasing or other similar agreement in which the cash obligation of the Company exceeds $250,000 or which shall not terminate or be subject to termination for convenience upon 60 days' or less notice; (vi) license any Company Intellectual Property, except in the ordinary course of business consistent with past practice; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this SECTION 10.1(e);

                  (f) except for "stay bonuses" arrangements with employees not to exceed an aggregate of $300,000, increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any Employee Benefit Plan, compensation, stock option, employment, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) except for any change which is required by reason of U.S. GAAP or Regulation S-X under the Exchange Act make any material change with respect to accounting methods or policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any Tax election or settle or compromise any Tax liability;

                  (i) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (j) sell, transfer or otherwise dispose of any of its properties or assets (real, personal or mixed, tangible or intangible) with an aggregate net book value in excess of $50,000, except the sale of inventory in the ordinary course of business and consistent with past practice;

                  (k) except for transactions that are not material in the aggregate, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of the Company's officers, directors or employees or any affiliate of the Company's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule 4.16 of the Disclosure Memorandum, (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business, and (iii) agreements and arrangements that are expressly provided to be entered into with such persons under the terms of this Agreement;

                  (l) other than in the ordinary course of business, take any action, other than the execution of this Agreement or consummation of the transactions contemplated hereby, that would result in loss of or contract cancellation by any current customer, supplier or licenser of the Company, which loss or contract cancellation would result in lost annual revenues to the Company of at least $100,000;

                  (m) other than in the ordinary course of business, forgive or cancel any indebtedness or waive any claims or rights in each case of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of the Company);

                  (n) knowingly take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article VII not being satisfied; or

                  (o) agree, whether in writing or otherwise, to do any of the foregoing.

         10.2     CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER

         Unless the Company shall otherwise agree in writing, the business of the Company shall be conducted in, and Parent shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and Parent shall use commercially reasonable efforts to preserve intact the business organization of Parent, to keep available the services of the current officers, employees and consultants of Parent and to preserve the current relationships of Parent with, and the goodwill of, customers, suppliers and other Persons with which Parent has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, Parent shall not, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of the Company, except as set forth in Section 10.2 to the Parent Disclosure Memorandum, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation or Bylaws, except for an amendment to its Certificate of Incorporation limiting dividends payable on Preferred Stock of the Parent or an amendment to increase the authorized capital of the Company solely to satisfy existing dividend obligations;

                  (b) except for the issuance of shares of the capital stock of the Parent upon the exercise or conversion of currently outstanding Options or Stock Purchase Rights and except for (i) grants of options to purchase in the aggregate 150,000 shares of Parent Common Stock to existing employees and (ii) grants to new employees with an exercise price equal to the then current fair market value determined in good faith by the Board of Directors of Parent, in a manner consistent with past practice issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (i) any shares of capital stock of any class of Parent, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of Parent, or (iii) except in the ordinary course of business or as contemplated by
Schedule 10.2(b), any assets of Parent;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any capital stock of the Parent, except pursuant to the Certificate of Incorporation as a result of the transactions contemplated hereby;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities, except pursuant to rights of repurchase or refusal with respect to employees or directors pursuant to currently outstanding agreements identified on the Disclosure Schedule;

                  (e) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or, except in the ordinary course of business, any material amount of assets; (ii) incur or modify any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business and consistent with past practice not in excess of $50,000 and except for equipment lease financings not to exceed $250,000 in the aggregate and capital expenditures made in accordance with a written budget agreed to by the Company that references this section of this Agreement; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice and the value of which does not exceed $1,000,000; (iv) authorize any capital expenditure, except as included in the forecast as of August 3, 2001 and operational plans as of the date of this Agreement, which is described in Schedule 10.2(e), or in the ordinary course of business consistent with past practice, in excess of $500,000 or make aggregate capital expenditures in excess of $1,500,000; (v) enter into any purchasing or other similar agreement in which the cash obligation of Parent exceeds $2,000,000 or which shall not terminate or be subject to termination for convenience upon 60 days' or less notice; (vi) license any Parent Intellectual Property, except in the ordinary course of business consistent with past practice; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 10.2(e);

                  (f) increase the compensation payable or to become payable to its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of Parent, or establish, adopt, enter into or amend any Employee Benefit Plan, compensation, stock option, employment, severance, benefit or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) except for any change which is required by reason of U.S. GAAP or Regulation S-X under the Exchange Act, make any material change with respect to accounting methods or policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any Tax election or settle or compromise any Tax liability;

                  (i) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet, or prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

                  (j) except for transactions that are not material in the aggregate, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of Parent's officers, directors or employees or any affiliate of Parent's officers, directors or employees, except (i) directors' fees and compensation paid to officers and employees at rates not exceeding the rates of compensation disclosed on Schedule
6.19 of the Disclosure Memorandum, (ii) travel or similar expenses advanced to employees in connection with their employment duties in the ordinary course of business, and (iii) agreements and arrangements that are expressly provided to be entered into with such persons under the terms of this Agreement;

                  (k) other than in the ordinary course of business, take any action, other than the execution of this Agreement or consummation of the transactions contemplated hereby, that would result in loss of or contract cancellation by any current customer, supplier or licenser of Parent, which loss or contract cancellation would result in lost annual revenues to Parent of at least $1,000,000;

                  (l) other than in the ordinary course of business, forgive or cancel any indebtedness or waive any claims or rights in each case of material value (including, without limitation, any indebtedness owing by any stockholder, officer, director, employee or affiliate of Parent);

                  (m) knowingly take any action that would or is reasonably likely to result in any of the representations or warranties of Parent set forth in this Agreement being untrue in any material respect, or in any covenant of Parent set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article VIII and IX not being satisfied; or

                  (n) agree, whether in writing or otherwise, to do any of the foregoing.

         10.3     ACCESS TO INFORMATION; CONFIDENTIALITY

                  10.3.1 From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Parent access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or agents, may reasonably request so as to conduct a full due diligence investigation of the Company's prospects, business, assets, contracts, rights, liabilities and obligations, including, without limitation, its intellectual property, financial, marketing, employee, legal, regulatory and environmental matters. From the date hereof until the Effective Time, the Company shall provide Parent with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements will be prepared in good faith and consistent with past practice.

                  10.3.2 From the date hereof to the Effective Time, Parent shall, and shall cause the officers, directors, employees and agents of Parent to, afford the officers, employees and agents of the Company access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of Parent and shall furnish the Company with all financial, operating and other data and information as the Company, through its officers, employees or agents, may reasonably request so as to conduct a full due diligence investigation of Parent's prospects, business, assets, contracts, rights, liabilities and obligations, including, without limitation, its intellectual property, financial, marketing, employee, legal, regulatory and environmental matters. From the date hereof until the Effective Time, Parent shall provide the Company with monthly and other financial statements of Parent as they become available internally at Parent, all of which financial statements will be prepared in good faith and consistent with past practice.

                  10.3.3 The parties shall continue to comply with and to perform their respective obligations under the Mutual Confidentiality Agreement between Parent and the Company entered into as of June 21, 2001 (the "Confidentiality Agreement").

         10.4     NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 10.4 shall not limit or otherwise affect the remedies available to the parties hereunder.

         10.5     FURTHER ACTION; BEST EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its best efforts to (i) obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the transactions contemplated hereby, (ii) defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) effect all necessary registrations and filings, including, but not limited to, if applicable, filings under the HSR Act and submissions of information requested by governmental authorities, (v) provide all necessary information for the Registration Statement and (vi) fulfill the conditions to the Merger. Without limiting the generality of the foregoing, the parties hereto agree that they will seek to close the transaction no later than December 31, 2001. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use its best efforts to promptly take all such action. After the Closing, each party hereto, at the request of the other party, and at the sole cost and expense of Parent, will take any further actions reasonably necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company and to effect the issuance of the Parent Common Stock and the H Shares to the stockholders of the Company pursuant to the terms and conditions hereof.

         10.6     APPROVAL OF PARENT STOCKHOLDERS; PREPARATION OF PROXY
STATEMENT.

                  10.6.1 APPROVAL OF PARENT STOCKHOLDERS

         As soon as reasonably practicable after the public announcement of this Agreement, Parent shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS MEETING") for the purpose of obtaining such approvals as are required by the applicable rules and regulations of the Parent's Trading Market and, if applicable, Delaware law, to consummate the transactions contemplated by this Agreement and the amendment to increase Parent's authorized shares as described above in SECTION 7.9 (the "PARENT STOCKHOLDERS' APPROVAL"). Subject to its rights to terminate this Agreement pursuant to Section 11.1, Parent shall, through its Board of Directors, include in the Proxy Statement (defined in Section 10.7.2 below) the recommendation of the Board of Directors that the Parent stockholders grant such approval, and shall use its reasonable best efforts to obtain such approval.

                  10.6.2 PREPARATION OF PROXY STATEMENT

         As soon as reasonably practicable after the public announcement of this Agreement, Parent shall in consultation with the Company prepare and file with the SEC a preliminary proxy statement (the "PROXY STATEMENT"), and all other required materials, to be used in connection with the solicitation of proxies by Parent for the Parent Stockholders Meeting. Parent shall use commercially reasonable efforts to respond to any SEC comments regarding its Proxy Statement and to have such comments cleared as promptly as practicable, and shall promptly mail the Proxy Statement in its definitive form to its shareholders. The Company agrees to provide as promptly as practicable to Parent such information concerning its stockholders and its business and financial statements and affairs as may reasonably be required or appropriate for inclusion in the Proxy/Registration Statement (as defined below) or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with Parent's counsel and auditors in the preparation of the Proxy/Registration Statement, including responses to SEC comments, as appropriate.

         10.7     COMPANY STOCKHOLDER APPROVAL

         The Company will seek the approval at a special meeting of stockholders or the written consent of the stockholders at the earliest practicable date approving this Agreement, the Merger and related matters, which approval will be recommended by the Board of Directors of the Company, provided however, that such recommendation is subject to Section 10.13 hereof.

         10.8     PREPARATION OF S-4

         As promptly as practicable after the date hereof, Parent and the Company will prepare and Parent will file with the SEC a Registration Statement on Form S-4 (containing Parent's Proxy Statement (the "PROXY/REGISTRATION STATEMENT") to register all shares of Parent Common Stock issuable at the Closing of the Merger. Parent will use its reasonable best efforts to have the Proxy/Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and issuance of the H Shares and the Notes. No filing of, or amendment or supplement to, the Proxy/Registration Statement will be made by Parent without providing the Company and its counsel the opportunity to review and comment thereon. The Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Proxy/Registration Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

         10.9     PARENT COMMON STOCK

         Parent agrees to apply for listing on the Parent's Trading Market the shares of Parent Common Stock comprising the Merger Consideration, and those shares required to be reserved for issuance upon exercise of Options assumed in connection with the Merger by filing with the Parent's Trading Market a Notification of Listing of Additional Shares (or such other form as may be required by the Parent's Trading Market) from and after the Closing and otherwise in accordance with the rules and regulations of the Parent's Trading Market.

         10.10    DISSENTING SHARES

         Prior to the Closing Date, the Company shall furnish Parent with the name and address of each stockholder of the Company who, prior to the Closing, has requested appraisal rights pursuant to the DGCL and the number of Dissenting Shares owned by such stockholder.

         10.11    PUBLICITY

         No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby, other than press releases mutually acceptable to the parties hereto to be issued as soon as practicable after the date hereof and after the Closing, and the filing of a Current Report on Form 8-K, the Proxy Statement and the S-4 by Parent; provided, however, that communications by the Company to its investors shall not be deemed to be statements to a third party. Notwithstanding the foregoing, Parent shall be permitted to make any public statement without obtaining the approval of any other party hereto if (a) Parent shall have been advised by counsel that disclosure is required under applicable securities laws, and (b) Parent has first used reasonable efforts to obtain the approval of the Company, which approval shall not be unreasonably withheld or delayed; and provided, further, that Parent shall be permitted to make additional public statements so long as such public statements are consistent with the statements contained in the mutually approved press releases, the Form 8-K or the S-4.

         10.12    NO SOLICITATION, ETC.

                  (a) Each of the Company and Parent (the "Agreeing Party") agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative or any of its subsidiaries to (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that to the extent required by the fiduciary obligations of the Board of Directors of the Agreeing Party, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), the Agreeing Party may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party in all material respects than the Confidentiality Agreement to, any person who indicates a willingness to make a Superior Proposal (as hereinafter defined). For all purposes of this Agreement, "TAKEOVER PROPOSAL" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Agreeing Party or any of its Significant Subsidiaries (as hereinafter defined), or any proposal or offer to acquire, directly or indirectly, 25% or more of any class of equity securities in, 25% or more of any voting securities of, or 25% or more of the assets of, the Agreeing Party or any of its Significant Subsidiaries, as the case may be. The Agreeing Party shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "SIGNIFICANT SUBSIDIARY" means any subsidiary of the Agreeing Party that would constitute a "SIGNIFICANT SUBSIDIARY" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (b) Except to the extent permitted below, neither the Board of Directors of the Agreeing Party nor any committee thereof shall (i) withdraw or modify, in a manner adverse to the other party (either the Company or Parent), the approval or recommendation by the Board of Directors of the Agreeing Party or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (i) the Board of Directors of the Agreeing Party, to the extent required by its fiduciary obligations and subject to Section 11.2 hereof, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), may approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) and (ii) nothing contained in this Agreement shall prevent the Board of Directors of the Agreeing Party from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal, if applicable. For all purposes of this Agreement, "SUPERIOR PROPOSAL" means a bona fide written proposal made by a third party to acquire the Agreeing Party pursuant to a tender or exchange offer, a merger or other business combination, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of the Agreeing Party determines in good faith (taking into account the advice of any independent financial advisors) to be more favorable to the Agreeing Party and its stockholders than the Merger (and any revised proposal made by the other party) and for which financing, to the extent required, is then fully committed or reasonably determined to be likely to be available by the Board of Directors of the Agreeing Party.

                  (c) The Agreeing Party shall notify the other party (either the Company or Parent) promptly (but in no event later than the next business day) after receipt by the Agreeing Party (or its advisors) of any Takeover Proposal or any request for nonpublic information in connection with a Takeover Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company or its advisors that it is considering making, or has made, a Takeover Proposal. Such notice shall indicate the identity of the person making the Takeover Proposal, inquiry or contact, and the material terms and conditions of the Takeover Proposal, inquiry or contact and shall include copies of any written materials received by the Agreeing Party or its representatives in connection with such proposal, discussion, negotiation or inquiry.

         10.13    REGULATORY AND OTHER APPROVALS.

                  10.13.1 Subject to the terms and conditions of this Agreement and the other Operative Documents, each of the Company and Parent will use commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, obtain all consents, approvals or actions of, make all filings with and give all notices to any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (each a "GOVERNMENTAL ENTITY") or any other public or private third parties required of the Company, Parent or the Merger Sub to consummate the Merger and provide such other information and communications to such Governmental Entities or other public or private third parties as the other party hereto or such Governmental Entities or other public or private third parties may reasonably request. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Parent and the Company or their affiliates under the Hart-Scott-Rodino Act and under comparable merger notification or competition laws of non-U.S. jurisdictions, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Act or the authorities of such other jurisdictions, and (z) cooperate with the other party in connection with such party's filings under the Hart-Scott-Rodino Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by the FTC, the Antitrust Division, state attorneys general or any other Governmental Entity.

                  10.13.2 In furtherance and not in limitation of the covenants in Section 10.5, Parent and the Company shall each use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to any transactions contemplated by this Agreement by any Governmental Entity. If any administrative, judicial or legislative action or proceeding is threatened to be instituted by any such authority challenging any of the transactions contemplated by this Agreement, Parent and the Company will each cooperate to contest and resist the institution of any such action or proceeding.

         10.14    COMPANY EMPLOYEES

                  10.14.1 From and after the Effective Time, Parent and the Surviving Corporation will honor and assume (and Parent guarantees the obligations of Surviving Corporation hereunder), in accordance with their terms, all indemnification obligations of the Company under the Company's Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement to any officer, director, agent or employee of the Company for acts and omissions prior to the Closing. Parent shall cause all employees of the Surviving Corporation immediately after the Effective Time to be eligible to participate in the "employee welfare benefit plans" and "employee pension plans" (within the meaning of Section 3(1) and Section 3(2) of ERISA, respectively) of Parent in which similarly situated employees of Parent are generally eligible to participate (or, alternatively, may choose in their discretion to continue certain or all of the benefit plans currently provided by Company to its employees or otherwise to provide benefits comparable to some or all of such plans); provided that nothing herein shall prevent Merger Sub or Parent from terminating the employment of any such employee or modifying or terminating such plans from time to time. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which an employee may be eligible after the Effective Time, Merger Sub or Parent shall ensure that service by such employee with the Company shall be deemed to have been service with Merger Sub or Parent, as applicable, including with respect to existing options held by employees of the Company: provided that options granted by Parent to employees of the Surviving Corporation immediately following the Effective Time to effect the intent of this paragraph shall be vested no more than to the same extent that they would have been vested had they been granted pursuant to the customary terms of Parent's stock option grants (which currently vest in equal monthly increments over a four year period) and had such employee been hired upon the later of (i) two years prior to such date of grant or (ii) the date that such employee commenced full-time employment at the Company as though such grant had been made on such deemed date of hire, and in no event shall such options be vested on the date of grant by Parent as to more than 50% of the shares subject to such option and the Company and Parent agree to cooperate reasonably to implement this provision on a case by case basis.

                  10.14.2 Parent confirms that it is Parent's intention that, subject to applicable law, Parent and the Surviving Corporation will provide salary and benefits to employees of the Company who continue to be employed by the Surviving Corporation after the Effective Time, including participation in the stock option and other compensatory plans of Parent, which will, in the aggregate, be substantially equivalent, to those currently provided by Parent to its similarly situated employees. Notwithstanding the foregoing, nothing in this Agreement shall otherwise limit the Surviving Corporation's right to amend, modify or terminate any employee benefit plan or arrangement. Parent agrees that any person employed by the Company at the Effective Time whose employment is terminated by the Surviving Corporation on or prior to the first anniversary of the Effective Time shall be provided severance benefits pursuant to any written severance agreement, substantially as described on the Company's Disclosure Memorandum or substantially similar to that provided to similarly situated employees of Parent at the time of termination.

         10.15    RIGHTS AGREEMENT.

         Parent will not take any action to revoke, amend or nullify the amendment to the Rights Agreement referred to in Section 6.5(b), (the "Rights Amendment"); provided, however that Parent may amend the Rights Amendment (i) solely for the purpose of including in the definition of "Acquiring Person" Meritage and its Affiliates and Associates in the event that they beneficially hold 20% or more of the Common Shares then outstanding and (ii) with the prior written consent of Meritage.

                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

         11.1     TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent, if the Merger has not been consummated by December 31, 2001; provided, however, that (x) the right to terminate this Agreement under this subsection (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and (y) such date shall be extended by one day for each day following 14 days after the execution of this Agreement that the Company has not provided to Parent the information referred to in the last sentence of Section 10.6.2 in the form for inclusion in the Proxy/Registration Statement;

                  (c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Parent, Merger Sub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final, binding and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) by the Company, in the event of a breach by Parent of any representation, warranty or agreement contained herein that has not been cured, or as to which best efforts are not being employed to cure within 30 days after notice thereof is given to Parent and such breach has resulted in a Parent Material Adverse Effect or if the conditions to the Company's obligations in
Article VIII become incapable of satisfaction through no fault of the Company;

                  (e) by Parent, in the event of a breach by the Company of any representation, warranty or agreement contained herein that has not been cured or as to which best efforts are not being employed to cure within 30 days after notice thereof is given to the Company and such breach has resulted in a Company Material Adverse Effect or if the conditions to Parent's obligations in Article VII become incapable of satisfaction through no fault of Parent;

                  (f) by Parent or the Company in connection with entering into a definitive agreement permitted by Section 10.12; provided that the terminating party has complied with all provisions thereof, including the notice provisions therein and the payment of amounts pursuant to Section 11.2;

                  (g) by Parent if the votes required by the holders of the Company Capital Stock in order to approve the Merger and the transactions contemplated by this Agreement and the other Operative Documents are not received on or before the Closing Date by written consent or at a duly held meeting of the holders of the Company Capital Stock after such a meeting has been held; or

                  (h) by the Company if the votes required by the holders of the Parent Capital Stock in order to approve the Merger and the transactions contemplated by this Agreement and the other Operative Documents are not received on or before the Closing Date at a duly held meeting of the holders of the Parent Capital Stock after such a meeting has been held.

         11.2     EFFECT OF TERMINATION.

                  11.2.1 In the event of termination of this Agreement by either the Company or Parent as provided in Section 11.1, written notice thereof shall be given as promptly as possible to the other party hereto, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of either the Company or Parent (or any of their respective Representatives or affiliates), except (i) that the provisions of Sections 10.3 and 10.5, this Section 11.2 and Article XII will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement, and (iii) as provided in Section
11.2.2 below.

                  11.2.2 If either party terminates this Agreement pursuant to
Section 11.1(f), the terminating party shall pay to the non-terminating party by wire transfer in immediately available funds to an account specified in writing by the non-terminating party immediately upon notice of such termination, a termination fee of One Million US Dollars (US$1,000,000) and, if the Parent is the non-terminating party, the Parent shall immediately repay the Notes in full in accordance with their terms.

                  11.2.3 The parties acknowledge that the agreements in Section
11.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, they each would not enter into this Agreement; accordingly, if either party fails to pay in a timely manner the amounts due pursuant to Section 11.2.2 and, in order to obtain such payment, the non-terminating party makes a claim that results in a judgment against the other party for the amounts set forth in Section 11.2.2, the terminating party shall pay to the non- terminating party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 11.2.2 from the date of demand to the date of payment at the rate published as the "prime rate" daily in THE WALL STREET JOURNAL in effect on the date such payment was required to be made.

                  11.2.4 If any provision of this Section 11.2 shall be void under applicable law, or if the performance by any party of its obligations hereunder is prohibited by applicable law, but such provision or action would be permissible if some part or all of Section 11.2 were deleted, then such modification as may be necessary to make such provision or action permissible shall be deemed to have taken place.

         11.3     AMENDMENT

         This Agreement may be amended by the parties hereto at any time before or after approval of Parent's or Company's stockholders; after such approval, however, no amendment will be made that by applicable law requires the further approval of Parent's or Company's stockholders without obtaining such further approval.

         11.4     WAIVER

         At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE XII
                                     GENERAL

         12.1     NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  None of the representations and warranties in this Agreement or in any instrument or document delivered pursuant to this Agreement shall survive the Effective Time. THIS SECTION 12.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         12.2     EXPENSES

         Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the other Operative Documents (including investment banking, legal and accounting fees and expenses),

         12.3     NOTICES

         Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         To Parent or Merger Sub:


                  Exabyte Corporation
                  1685 38th Street
                  Boulder, Colorado 80301
                  Fax: (303) 417-7900
                  Attention: President

         with a copy to:

                  Holland & Hart LLP
                  1050 Walnut Street
                  Suite 500
                  Boulder, CO  80302

                  Fax: (303) 473-2720
                  Attention: Nina Lopez

         To the Company:

                  Ecrix Corporation
                  5525 Central Avenue
                  Boulder, CO  80301
                  Fax:
                  Attention:

         with a copy to:

                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, CO 80202
                  Fax: (303) 592-3140
                  Attention: James L. Palenchar

         12.4     SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         12.5     ENTIRE AGREEMENT

         This Agreement, the Confidentiality Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

         12.6     ASSIGNMENT

         This Agreement shall not be assigned by operation of law or otherwise; provided, however, that Merger Sub's rights and obligations may be assigned to and assumed by Parent or any other corporation wholly owned (directly or through intermediate wholly owned subsidiaries) by Parent, provided that in such event Parent shall unconditionally guarantee the full payment and performance of all obligations of such assignee.

         12.7     PARTIES IN INTEREST

         This Agreement shall be binding on and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns.

         12.8     GOVERNING LAW; JURISDICTION; VENUE

         This Agreement and the transactions contemplated hereby, including the Merger, shall be governed by and construed in accordance with the laws of the State of Delaware.

         Any request for relief related to any dispute that arises out of or is related to this Agreement or any of the transactions contemplated by this Agreement or the other Operative Documents, shall be brought in any federal court located in the State of Colorado or any federal or state court located in the State of Delaware. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any such court located in the State of Colorado or the State of Delaware, as the case may be, in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or the State of Colorado or a Delaware state court, (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law, and (e) waives any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

         12.9     NO THIRD-PARTY BENEFICIARY

         The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and, except as provided in Sections 10.14.1 and 10.14.2, it is not the intention of the parties to confer third-party beneficiary rights under any other person.

         12.10    COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "TRANSMITTED COPIES" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.


                               EXABYTE CORPORATION


                               By
                                  ----------------------------------------------
                               Name:
                               Title:

                               BRONCO ACQUISITION, INC.


                               By
                                  ----------------------------------------------
                               Name:
                               Title:

                               ECRIX CORPORATION


                               By
                                  ----------------------------------------------
                               Name: Juan A. Rodriguez
                               Title: Chairman and CEO

                               INVESTORS:

                               MERITAGE PRIVATE EQUITY FUND, L.P.
                               By: Meritage Investment Partners, LLC
                               Its: General Partner

                               By:
                                   ---------------------------------------------
                               Name: G. Jackson Tankersley, Jr.
                               Title: Member

                               MERITAGE PRIVATE EQUITY PARALLEL FUND, L.P.
                               By: Meritage Investment Partners, LLC
                               Its: General Partner

                               By:
                                   ---------------------------------------------
                                    G. Jackson Tankersley, Jr.
                                    Member

                               MERITAGE ENTREPRENEURS FUND, L.P.
                               By:    Meritage Investment Partners, LLC
                               Its:   General Partner

                                      By:
                                          --------------------------------------
                                           G. Jackson Tankersley, Jr.
                                           Member

                                      MILLENNIAL HOLDINGS LLC


                                      By:
                                          --------------------------------------
                                           G. Jackson Tankersley, Jr.
                                           Managing Member

                                      THE MILLENNIAL FUND


                                      By:
                                          --------------------------------------
                                      Name: G. Jackson Tankersley, Jr.

                                      TANKERSLEY FAMILY LIMITED PARTNERSHIP


                                      By:
                                          --------------------------------------
                                           G. Jackson Tankersley, Jr.
                                           General Partner

                               CENTENNIAL FUND V, L.P.
                               By:    Centennial Holdings V, L.P.
                                      its General Partner

                                      By:
                                          --------------------------------------
                                           Jeffrey H. Schutz, General Partner

                               CENTENNIAL ENTREPRENEURS FUND V, L.P.
                               By:    Centennial Holdings V, L.P.
                                      its General Partner

                                      By:
                                          --------------------------------------
                                           Jeffrey H. Schutz, General Partner

                               CENTENNIAL FUND VI, L.P.
                               By:    Centennial Holdings VI, LLC
                                      its General Partner

                                      By:
                                          --------------------------------------
                                           Jeffrey H. Schutz, Managing Principal

                               CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                               By:    Centennial Holdings VI, LLC
                                      its General Partner

                                      By:
                                          --------------------------------------
                                           Jeffrey H. Schutz, Managing Principal

                           CENTENNIAL HOLDINGS I, LLC

                           By:
                               -------------------------------------------------
                                  Jeffrey H. Schutz, Managing Director

                            BIG PARTNERS V.L.P.


                            By
                                  ----------------------------------------------
                            Name: Allen A. Builder
                            Title: General Partner

                             HEXAGON INVESTMENTS LLC
                             By:  Hexagon Investments, Inc., its Manager

                                    By:
                                        ----------------------------------------
                                          Brian Fleischmann, VP

                             GRANDHAVEN LLC
                             By:  Hexagon Investments, Inc., its Manager

                                    By:
                                        ----------------------------------------
                                          Brian Fleischmann, VP

                             LEGACY ENTERPRISES LLC
                             By:  Hexagon Investments, Inc., its Manager

                                    By:
                                        ----------------------------------------
                                          Brian Fleischmann, VP

                             LABYRINTH ENTERPRISES LLC
                             By:  Hexagon Investments, Inc., its Manager

                                    By:
                                        ----------------------------------------
                                          Brian Fleischmann, VP

                             JAMES MONROE III, GRANTOR TRUST


                             By
                                    --------------------------------------------
                                     James Monroe III, Trustee

                             VALLEY VENTURES II, L.P.
                             By: Valley Ventures II, Management LLC
                                 General Partner
                             By
                                    --------------------------------------------
                             Name: John M. Holliman III
                             Title: Managing Member

                             ----------------------------------
                             CURTIS R. JENSEN

                             ----------------------------------
                             WILLIAM J. ALMON, SR.

                             ----------------------------------
                             MARK ROSSI

                             LENDERS:



                             ----------------------------------
                             WILLIAM J. ALMON, SR.

                             MERITAGE PRIVATE EQUITY FUND, L.P.
                             By:  Meritage Investment Partners, LLC,
                             Its: General Partner

                                   By:
                                       -----------------------------------------
                                         John Garrett, Principal

                             CENTENNIAL FUND V, L.P.
                             By: Centennial Holdings V, L.P.
                             Its: General Partner
                             By
                                    --------------------------------------------
                             Name: Jeffrey H. Schutz
                             Title: General Partner

                             CENTENNIAL ENTREPRENEURS FUND V, L.P.
                             By:    Centennial Holdings V, L.P.
                                    its General Partner

                                    By:
                                        ----------------------------------------
                                         Jeffrey H. Schutz, General Partner

                             CENTENNIAL FUND VI, L.P.
                             By:    Centennial Holdings VI, LLC
                                    its General Partner

                                    By:
                                        ----------------------------------------
                                         Jeffrey H. Schutz, Managing Principal

                             CENTENNIAL ENTREPRENEURS FUND VI, L.P.
                             By:    Centennial Holdings VI, LLC
                                    its General Partner

                                    By:
                                        ----------------------------------------
                                         Jeffrey H. Schutz, Managing Principal

                             CENTENNIAL HOLDINGS I, LLC

                             By:
                                 -----------------------------------------------
                                    Jeffrey H. Schutz, Managing Director